UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Engility Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies
	(2)	Aggregate number of securities to which transaction applies
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
	(4)	Proposed maximum aggregate value of transaction
	(5)	Total fee paid
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid
	(2)	Form, Schedule or Registration Statement No.
	(3)	Filing Party
	(4)	Date Filed

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 25, 2017; 12:00 P.M. Eastern Daylight Time
Format:	Live Audio Webcast

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders.

Items of Business

1.     To elect John W. Barter, III, Anthony Principi, Peter A. Marino and David A. Savner as directors to hold office until the 2020 annual meeting of stockholders;

2.     To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year;

3.     To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement; and

4.     To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Meeting Format

This year’s annual meeting will be virtual, conducted via live audio webcast, available at www.vitualshareholdermeeting.com/EGL2017. On the website, you can also vote your shares, access the proxy materials, submit questions in advance and learn more about our Company.

Record Date

Only stockholders of record on our books at the close of business on Friday, March 31, 2017 (the “Record Date”), will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Meeting Materials

VOTING INFORMATION

Your vote is important to us. Please carefully review the proxy materials for the 2017 Annual Meeting of Shareholders and follow the instructions below to cast your vote on all of the voting matters.

How to Vote: Please vote using one of the following voting methods:

Via the Internet

www.vitualshareholdermeeting.com/EGL2017

Scan this QR code

to vote with mobile device

By Phone

Call 1-800-690-6903

By mail

Sign, date and return your proxy card to

Engility Holdings, Inc.

c/o Broadridge

51 Mercedes Way

Edgewood, NY 11717

We are furnishing proxy materials to our stockholders over the Internet. On or about April 12, 2017, we mailed to all stockholders of record as of the Record Date a notice containing instructions on how to access our Annual Report to Stockholders, our proxy statement and proxy card. The notice also provides instructions on how you can request a paper copy of our proxy materials and Annual Report to Stockholders.

For questions on accessing proxy materials or voting, please call 1-800-579-1639.

By Order of the Board of Directors,

Thomas O. Miiller

Senior Vice President, General Counsel and

Corporate Secretary

April 12, 2017

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Proxy Summary	1

Voting Matters and Board Recommendations	1

Corporate Governance Highlights	1

Directors and Nominees for Director	2

Proposal 1 – Election of Directors	3

Corporate Governance	10

Certain Relationships and Related Party Transactions	20

Executive Compensation	25

Stock Ownership of Certain Beneficial Owners and Management	48

Proposal 2 – Ratification of Independent Registered Public Accounting Firm	52

Proposal 3 – Advisory Vote on Executive Compensation	55

General Information	56

T A B L E  O F  C O N T E N T S

I I

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider in voting your shares. You should read the entire proxy statement, as well as our annual report on Form 10-K for the fiscal year ended December 31, 2016, carefully before voting.

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Engility Holdings, Inc. (“Engility,” or the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 25, 2017 at 12:00 p.m. eastern daylight time via live webcast, and any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying proxy card are being distributed and made available on or about April 12, 2017, to all stockholders of record as of the close of business on March 31, 2017.

Voting Matters and Board Recommendations

	Proposal	Board Voting Recommendation
I.	Election of four directors	FOR each nominee
II.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	FOR
III.	Advisory vote to approve the Company’s executive compensation on an advisory basis	FOR

Corporate Governance Highlights

We believe that good corporate governance is integral to our business, and the Board monitors developments in governance best practices to assure that it continues meeting its commitment to representation of stockholder interests. Below is a summary of certain corporate governance practices and facts:

Independent Co-Chairmen	All of our Non-Executive Directors Are Independent

Annual Board and Chief Executive Officer Evaluations	Full Board and Committee Oversight of Risk Management

Stock Ownership and Retention Guidelines for Executive Officers	Comprehensive Code of Ethics and Business Conduct and Corporate Governance Guidelines

Compensation Packages Designed to Promote a Pay for Performance Culture	“Clawback” Policy Providing for Return of Performance-Based Compensation

Anti-Hedging Policy for Directors and Officers	Board Participation in Executive Succession Planning

Annual “Say-on-Pay” Advisory Votes	Board Oversight of Company Strategy

Active Stockholder Engagement

P R O X Y  S U M M A R Y

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Directors and Nominees for Director

The following table provides summary information regarding each nominee to the Board. Information about each director’s experience, qualifications and skills can be found beginning on page 6.

				Committees
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	NCGC	Other Public Company Boards
Steven A. Denning	68	2015	Chairman, General Atlantic					None
David M. Kerko	44	2015	Consultant, KKR					None
Darryll J. Pines	52	2012	Dean of the Clark School of Engineering, University of Maryland					None
William G. Tobin	79	2012	Managing Partner, Tobin Group			Chair		None
Peter A. Marino*+	75	2015	Private Consultant					1
Anthony Principi*	72	2012	Principal, The Principi Group				Chair	1
David A. Savner*+	73	2012	Partner, Jenner & Block LLP					None
Lynn A. Dugle	57	2015	Chief Executive Officer, Engility Holdings, Inc.					1
Charles S. Ream	73	2012	Former EVP and CFO, Anteon International Corporation		Chair			None
John W. Barter, III*	70	2017	Former Executive, AlliedSignal					2
				Meetings in 2016:	11	5	3
Audit Committee (“AC”), Compensation Committee (“CC”), Nominating/Corporate Governance Committee (“NCGC”)
*Up for Election at 2017 Annual Meeting +Co-Chairman of the Board

P R O X Y  S U M M A R Y

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees for Director	3

Nominees for Election to Board	6

Continuing Directors Until 2018 Annual Meeting	7

Continuing Directors Until 2019 Annual Meeting	8

Vote Required; Recommendation	9

Directors and Nominees for Director

Our Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time exclusively by the Board, and shall be divided into three classes. The Board is currently composed of 10 directors.

On February 26, 2015, we completed the acquisition of TASC, Inc. (“TASC”), a leading professional services provider to the national security and public safety markets, in an all-stock transaction valued at approximately $1.3 billion, including the assumption of net debt of approximately $614 million. As a condition to the closing of the TASC acquisition, on February 26, 2015, we entered into a Stockholders Agreement with Birch Partners, LP (“Birch Partners”), and for the limited purposes set forth therein, certain investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and certain investment funds affiliated with General Atlantic LLC (“GA” or “General Atlantic”) (the “Stockholders Agreement”), which establishes certain rights, restrictions and obligations of Birch Partners, KKR and GA, and sets forth certain governance and other arrangements relating to Engility, including the right of Birch Partners to designate (i) four directors for nomination to our Board for so long as each of KKR and GA (including their respective affiliates) beneficially owns at least 50% of the shares of our common stock it owned as of February 26, 2015, and (ii) two directors for nomination to our Board for so long as each of KKR and GA (including their respective affiliates) beneficially owns less than 50% but at least 25% of the shares of our common stock it owned as of February 26, 2015.

Pursuant to the Stockholders Agreement, we must include certain director nominees designated by Birch Partners (or after a distribution by Birch Partners to the KKR investors and GA investors, KKR and/or GA, respectively) in the slate of nominees recommended by the Board for election of directors. In the event any Board member nominated by such stockholder party resigns or is unable to serve, the stockholder parties will be entitled to appoint a replacement stockholder party director.

The four initial designees of Birch Partners were Peter A. Marino, David M. Kerko, Steven A. Denning and Lynn A. Dugle. Ms. Dugle’s initial term expired at the 2015 annual meeting, where she was subsequently reelected for another three-year term. Messrs. Denning and Kerko had initial terms which expired in 2016, and were re-elected in 2016 for another three year term. Mr. Marino has been nominated for re-election to our Board at this year’s Annual Meeting.

In 2016, there were two vacancies on the Board. The Board voted to fill one of the vacancies, adding Mr. Barter to our Board in January 2017. The other director position currently remains vacant and the Board will continue to periodically evaluate and address the needs of the Board in regards to the remaining vacancy. The Company has not waived any rights under the Stockholders Agreement.

In addition to the four directors up for election and/or re-election at this year’s Annual Meeting, two directors’ terms will expire at the 2018 annual meeting and four directors’ terms will expire at the 2019 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. At each annual meeting, one class of directors is elected for a three-year term.

P R O P O S A L  1  –  E L E C T I O N   O F  D I R E C T O R S

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board.

We seek to ensure that our Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow our Board to satisfy its oversight responsibilities effectively in light of our business and structure.

The TASC Directors, as noted above, were each a nominee designated by Birch Partners pursuant to the Stockholders Agreement.

When considering the experience, qualifications, attributes and skills of the Board, we focused primarily on the information discussed in each of the Board members’ biographical information set forth below.

•	With regards to Mr. Denning, his 35-year career with General Atlantic, where he is currently Chairman, provides Mr. Denning with a deep understanding of the strategic planning, corporate finance and public markets opportunities and challenges faced by growth companies like Engility. Mr. Denning also has served as a director of other private and public companies.

•	With regards to Ms. Dugle, she brings substantial operational and executive leadership experience in our industry and in particular in the intelligence community, where she most recently served as the president of Raytheon Intelligence, Information and Services (“IIS”) until March 2015. Ms. Dugle’s thorough understanding of our business, strategy, industry and competitive environment was one of many factors that resulted in the Board naming her Chief Executive Officer of the Company in March 2016. She also has served as a director of other private companies as well as non-profit and industry-related organizations.

•	With regards to Mr. Kerko, his 17 years with KKR, where he served as an executive, has provided Mr. Kerko with significant experience advising emerging and established companies with respect to strategic planning, corporate finance and public markets strategy, particularly in the technology industry. Mr. Kerko also has served on the boards of a number of private companies and currently serves on the boards of Sonos, Savant and Transpharm.

•	With regards to Mr. Marino, he has extensive experience in defense and intelligence industries, including as a former executive chairman of TASC. He also has served as a director of other private and public companies.

•	With regards to Dr. Pines, he has extensive experience in aerospace engineering. Dr. Pines has served in a number of leadership positions in academia and with the Defense Advanced Research Project Agency (“DARPA”).

•	With regards to Mr. Principi, he has extensive legal and government relations experience in the public and private sectors. Mr. Principi has served as Secretary of the U.S. Department of Veterans Affairs and in other senior positions with the U.S. government and in the private sector for over two decades. He also has served as a director of other private and public companies.

•	With regards to Mr. Ream, he has significant financial and accounting experience. Mr. Ream has served as the chief financial officer and in other leadership roles in various companies in the defense and aerospace industry. He has also served as a partner in a “Big Four” public accounting firm and as a director of other public companies.

•	With regards to Mr. Savner, he has significant legal and management experience. Mr. Savner was the chief legal officer of one of the largest U.S. defense contractors and is a partner with a major U.S. law firm.

P R O P O S A L  1  –  E L E C T I O N   O F  D I R E C T O R S

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

•	With regards to Mr. Tobin, he has significant management and consulting experience and expertise. Mr. Tobin has served in various leadership positions in major leadership and talent consulting firms, and served in the U.S. Armed Forces for two decades. He also has served as a director of other public companies.

•	With regards to Mr. Barter, he has significant financial and management expertise. Mr. Barter spent 20 years at AlliedSignal (now Honeywell) as the chief financial officer and chief executive officer for its $6 billion automotive division. Mr. Barter also currently serves on the board of directors for two other public companies – DHI Group, where he is board chair, and QTS Realty Trust, where he is chair of the audit committee.

Name	Age(1)	Position	Annual Meeting at Which Term Will Expire
Steven A. Denning	68	Director	2019
Lynn A. Dugle	57	Director	2018
David M. Kerko	44	Director	2019
Peter A. Marino	75	Co-Chairman	2017
Darryll J. Pines	52	Director	2019
Anthony Principi	72	Director	2017
Charles S. Ream	73	Director	2018
David A. Savner	73	Co-Chairman	2017
William G. Tobin	79	Director	2019
John W. Barter, III	70	Director	2017
(1) As of March 31, 2017.

P R O P O S A L  1  –  E L E C T I O N   O F  D I R E C T O R S

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Nominees for Election to Board

Peter A. Marino Director since 2015

Mr. Marino has served as a director, Co-Chairman of our Board and as a member of our Compensation Committee since February 2015, and as a member of our Nominating/ Corporate Governance Committee since March 2016. Mr. Marino was a director of TASC from 2010 to February 2015. From 2011 to 2015, he served as the chairman of the TASC board. Since 1999, Mr. Marino has been working as a private consultant for government and industry on defense and intelligence issues in addition to serving on several boards. Mr. Marino serves on the board and member of the audit and nominating/corporate governance committee of Quality Technology Services, and on the board of IDSS and Catapult Consultants and on the proxy boards for Inmarsat Government and DRS Technologies, Inc. Mr. Marino has also chaired the proxy boards for BEI Precision and QinetiQ North America. Mr. Marino has held senior executive positions with Fire Arms Training Systems, E–Systems, Inc. and Lockheed Martin Corporation and, for over 16 years, served in a number of senior positions at the Central Intelligence Agency.

Anthony Principi Director since 2012

Mr. Principi has served as a director on our Board and as a member of our Nominating/ Corporate Governance Committee since 2012 (and as chair since February 2015) and as a member of our Audit Committee since March 2016. Mr. Principi previously served as a member of our Compensation Committee from 2012 to February 2015. Mr. Principi serves as Principal of the Principi Group, a consulting firm, and as a Chairman of the Spectrum Group. From 2005 through 2010, he was Senior Vice President of Government Relations of Pfizer, Inc., a biopharmaceutical company. Prior to joining Pfizer, Inc., Mr. Principi served as Secretary of the U.S. Department of Veterans Affairs from 2001 through 2005. In 2005, he served as the Chairman of the Defense 2005 Base Realignment and Closure Commission. Prior to becoming Secretary of the U.S. Department of Veterans Affairs, Mr. Principi was President of QTC Medical Services Inc. from 1999 through 2001 and Senior Vice President of Lockheed Martin IMS from 1995 through 1996. Prior to joining Lockheed Martin IMS, Mr. Principi was Chief Counsel and Staff Director of the U.S. Senate Armed Services Committee from 1993 through 1994, and was Chief Counsel and Staff Director of the U.S. Senate Committee on Veterans’ Affairs from 1984 through 1988. Mr. Principi serves as a director and member of the Corporate Governance and Compensation and Evaluation Committees of Mutual of Omaha, as a director of GetWellNetwork, Inc. and as a director and member of the Nominating and Corporate Governance Committee of Imprimis Pharmaceuticals, Inc. Mr. Principi previously served as Executive Chairman of QTC Management and was a director of Perot Systems Corporation and Cleveland BioLabs, Inc. Mr. Principi received a Bachelor of Science from the U.S. Naval Academy and a Juris Doctor from Seton Hall University School of Law.

P R O P O S A L  1  –  E L E C T I O N   O F  D I R E C T O R S

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

David A. Savner Director since 2012

Mr. Savner has served as a director on our Board since 2012, as Co-Chairman of our Board since February 2015, as a member of our Compensation Committee since February 2015 and as a member of our Audit Committee since March 2016. From 2012 until February 2015, Mr. Savner was chair of our Nominating/Corporate Governance Committee. Mr. Savner is a Partner with the law firm of Jenner & Block LLP, and a member of its Corporate Practice. Prior to rejoining Jenner & Block, Mr. Savner was Senior Vice President, General Counsel and Secretary of General Dynamics, an aerospace and defense company, from 1999 to 2009. Prior to joining General Dynamics, Mr. Savner was a Partner of Jenner & Block and Chair of its Corporate Practice. Mr. Savner received a Bachelor of Arts from Northwestern University and a Juris Doctor from Northwestern University School of Law.

John W. Barter, III Director since 2017

Mr. Barter has served as a director on our Board and a member of our Audit Committee since January 3, 2017. Mr. Barter has more than 25 years of experience in financial management, mergers and acquisitions, executive management and planning and analysis. From 1988 to 1994, he was Senior Vice President and Chief Financial Officer of AlliedSignal, Inc., now known as Honeywell International, Inc., an advanced technology and manufacturing company. From October 1994 until his retirement in December 1997, Mr. Barter was Executive Vice President of AlliedSignal, Inc., and President of AlliedSignal Automotive. After retiring from AlliedSignal, Inc., Mr. Barter served briefly as Chief Financial Officer of Kestrel Solutions, Inc., a privately-owned early stage company established to develop and bring to market a new product in the telecommunications industry, from January 2000 to May 2001. Mr. Barter served on the board of directors of TASC, Inc., until February 26, 2015, and currently serves on the board of directors of DHI Group Inc., where he is board chair and chair of the nominating and corporate governance committee, and QTS Realty Trust, Inc., where he is chair of the audit committee.

Continuing Directors Until 2018 Annual Meeting

Lynn A. Dugle Director since 2015

Ms. Dugle has served as a director on our Board since February 26, 2015, and as our Chief Executive Officer since March 2016. Ms. Dugle previously served as a member of our Audit Committee from February 2015 to March 2016. Ms. Dugle was a director of TASC from October 2014 to February 2015. Ms. Dugle joined Raytheon Company, a publicly traded company specializing in defense and other government markets throughout the world, in April 2004 and served as the Vice President of Raytheon Company and President of Raytheon IIS until March 2015. She became President of the former Intelligence and Information Systems business in January 2009 and was previously its Vice President and Deputy General Manager. Ms. Dugle serves as a director and member of the Audit and Technology Committees of State Street Corporation, and the Professional Services Council.

P R O P O S A L  1  –  E L E C T I O N   O F  D I R E C T O R S

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Charles S. Ream Director since 2012

Mr. Ream has served as a director on our Board and as chair of our Audit Committee since 2012 and served as a member of our Compensation Committee from 2012 to February 2015. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation, an international information technology firm, until his retirement in 2006. Prior to joining Anteon International Corporation in 2003, Mr. Ream was Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc., from 2000 through 2001. Prior to joining Newport News Shipbuilding, Mr. Ream served as Senior Vice President of Finance of Raytheon Systems Company from 1998 through 2000 and served as Chief Financial Officer of Hughes Aircraft Company from 1994 through 1997. Prior to joining Hughes Aircraft Company, Mr. Ream was a Partner at Deloitte & Touche LLP. Mr. Ream previously served as Audit Committee Chairman of Truvan Health Analytics, Inc., a portfolio company of Veritas Capital, and as a director of AeroFlex Holdings Corp., Allied Defense Group, Inc., Vencore, Inc., Vangent, Inc., Stanley, Inc., DynCorp International, Inc. and Stewart & Stevenson Services, Inc. Mr. Ream received a Bachelor of Science in Accounting from the University of Arizona and a Master of Accounting from the University of Arizona. Mr. Ream is a Certified Public Accountant (inactive).

Continuing Directors Until 2019 Annual Meeting

Steven A. Denning Director since 2015

Mr. Denning has served as a director on our Board and as a member of our Compensation Committee since February 26, 2015. Mr. Denning was a director of TASC from 2010 until February 2015. He is the chairman and managing director of General Atlantic Service Company, LLC. He joined the firm in 1980 and has helped build the organization into one of the leading global equity investment firms focused exclusively on investing in growth companies. Previous board roles include The Thomson Reuters Corporation, Gavilon Holdings, LLC, Genpact Limited and IHS, Inc., along with several other public and private companies.

David M. Kerko Director since 2015

Mr. Kerko has served as a director on our Board and as a member of our Nominating/ Corporate Governance Committee since February 2015. Mr. Kerko has served as a consultant to KKR since February 2015. Mr. Kerko was a director of TASC from 2009 until February 2015, and until February 2015 Mr. Kerko was an executive of KKR. Mr. Kerko joined KKR in 1998 and is a former member of the Technology industry team within KKR’s Private Equity platform. He was actively involved in KKR’s investments in Borden, Toys ‘R’ Us, TASC, NXP (formerly Philips Semiconductor), Savant and Sonos. Mr. Kerko also serves on the board of directors of Savant, Sonos and Transphorm Inc. Prior to joining KKR, Mr. Kerko was with Gleacher NatWest Inc., where he was involved in a broad range of merger and acquisition transactions and financing work. He holds a B.S. and B.S.E., summa cum laude, from the University of Pennsylvania.

P R O P O S A L  1  –  E L E C T I O N   O F  D I R E C T O R S

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Darryll J. Pines Director since 2012

Dr. Pines has served as a director on our Board and as member of our Audit Committee and our Nominating/Corporate Governance Committee since 2012. Dr. Pines is Dean of the Clark School of Engineering at the University of Maryland and the Farvardin Professor of Aerospace Engineering. Prior to becoming Dean of the Clark School of Engineering, Dr. Pines served as Chair of the Department of Aerospace Engineering from 2006 through 2009 and as a Professor and Assistant Professor in the Clark School of Engineering from 1995 through 2003. From 2003 through 2006, Dr. Pines also served as Program Manager of the Tactical Technology Office and Defense Sciences Office for DARPA. Dr. Pines currently serves as a member of the board of directors of Aurora Flight Services, which he joined in 2014. Dr. Pines received a Bachelor of Science in Mechanical Engineering from the University of California at Berkeley, and a Master of Science and Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

William G. Tobin Director since 2012

Mr. Tobin has served as a director on our Board and as chair of our Compensation Committee since 2012 and as a member of our Nominating/Corporate Governance Committee since March 2016. Mr. Tobin previously served as a member of our Audit Committee from 2012 until February 2015. Mr. Tobin founded The Tobin Group, a management consulting group, in 2003 and continues as its Managing Partner and Director. Previously, Mr. Tobin was Managing Director and Chairman of the Defense & Aerospace practice of Korn/Ferry International from 1986 through 2003. From 1981 through 1985, Mr. Tobin was Founding Partner of The Tobin Group. Prior to founding The Tobin Group, Mr. Tobin served as an officer in the U.S. Army for 20 years. Mr. Tobin is a former director of DynCorp International, Inc., Integrated Defense Technology, Vertex Aerospace and WorldStore International and an Advisory Board Member of Veritas Capital. Mr. Tobin received a Bachelor of Science in Engineering from the U.S. Military Academy, West Point, a Master of Arts in International Relations from the Elliot School of International Affairs at George Washington University and a Master of Business Administration from Long Island University.

Vote Required; Recommendation

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to approve the election of each of the nominees for election as a director. All nominees for election as directors at the Annual Meeting currently serve on the Board. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR the election of John W. Barter, III, Anthony Principi, Peter A. Marino and David A. Savner as directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees.

P R O P O S A L  1  –  E L E C T I O N   O F  D I R E C T O R S

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines (the “Guidelines”) that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. Our Board regularly reviews developments in corporate governance and updates the Guidelines and other governance documents as it deems necessary and appropriate. The Guidelines contain provisions addressing the following matters, among others:

•	Size of the Board;

•	Director qualifications and independence;

•	Executive sessions;

•	Director responsibilities;

•	Director orientation and continuing education;

•	Board and committee meetings;

•	Board committees;

•	Performance evaluation of the Board and its committees; and

•	Stockholder communications with the Board.

The Guidelines are available on the Company’s website at www.engilitycorp.com. In addition, we intend to disclose any future amendments to the Guidelines on our website.

C O R P O R A T E   G O V E R N A N C E

1 0

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Director Independence

Our Board, upon recommendation of the Nominating/Corporate Governance Committee of our Board (the “Governance Committee”), has determined that the following directors are independent, representing each of our non-executive directors: John W. Barter, III, Steven A. Denning, David M. Kerko, Peter A. Marino, Darryll J. Pines, Anthony Principi, Charles S. Ream, David A. Savner and William G. Tobin. Our Board annually determines the independence of directors based on a review by the Board and the Governance Committee. No director will be considered independent unless the Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. To evaluate the materiality of any such relationship, the Board has determined it is in the best interests of the Company to adopt categorical independence standards that are set forth in the Guidelines.

The Board also considers certain objective standards in affirmatively determining whether a director is independent, including those objective standards set forth in the NYSE rules. For 2016, the Board specifically considered (i) that Messrs. Marino, Denning and Kerko were nominated pursuant to the Stockholders Agreement by Birch Partners, the owner of approximately 51.1% of our outstanding common stock, (ii) Mr. Marino’s former position as Executive Chairman of TASC prior to the completion of the TASC acquisition, (iii) Mr. Denning’s position as Chairman of GA and Mr. Kerko’s former position as an executive of KKR, and that GA and KKR through Birch Partners beneficially own approximately 51.1% of our outstanding common stock and (iv) Mr. Barter’s former position as Director of TASC. The Board considered the above relationships of Messrs. Marino, Denning, Kerko and Barter and affirmatively determined that these relationships did not impair their independence.

ISS Analysis – Peter A. Marino

In its May 11, 2016 report on our Company with respect to the 2016 annual meeting of stockholders, Institutional Shareholder Services (“ISS”) classified Mr. Marino as an “Affiliated Outside Director” due to his former role as Executive Chairman of the board of directors of TASC prior to its acquisition by Engility in February 2015. The ISS report also focused on the level of compensation that Mr. Marino received for his service on the TASC board. In reviewing the applicable ISS standards relating to Affiliated Outside Directors, we believe that Mr. Marino should be regarded as independent under those standards for the following reasons:

•	Mr. Marino was never an officer of TASC. The ISS standard for Affiliated Outside Directors includes a former “officer” of a company that was acquired within the past five years. Mr. Marino’s former role as Executive Chairman of the TASC board was the functional equivalent of the role of lead director, with no officer duties. During his tenure on the TASC board, Mr. Marino’s responsibilities were limited to his service on, and leadership of, the TASC board of directors. Further, his engagement with the officers and employees of TASC was limited to those traditional interactions among board members and management. At no time did Mr. Marino serve in an officer role at TASC.

•	Mr. Marino was never an employee of TASC. For tax purposes, Mr. Marino was treated at all times as an independent contractor of TASC, and the income he received for his service on the TASC board was not subject to tax withholdings. In addition, Mr. Marino was not eligible for, and did not participate in, any benefit plan available to TASC employees.

C O R P O R A T E   G O V E R N A N C E

1 1

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Committees of the Board of Directors

The primary standing committees of our Board include an Audit Committee, a Compensation Committee and a Governance Committee each as further described below. Each of these committees is composed exclusively of directors who are independent as defined in the NYSE listing standards. In addition, the Board has established a subcommittee of our Compensation Committee consisting of Messrs. Savner and Tobin for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other committees may also be established by the Board from time to time. Committee membership shown below is as of the date of this proxy statement.

	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Steven A. Denning
Lynn A. Dugle
David M. Kerko
Peter A. Marino
Darryll J. Pines
Anthony Principi
Charles S. Ream
David A. Savner
William G. Tobin
John W. Barter, III

Chairperson Member Financial Expert Co-Chair

Audit Committee. The Audit Committee of our Board (the “Audit Committee”) has the responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy and effectiveness of our system of internal controls. In addition, the Audit Committee appoints or discharges our independent auditor, reviews and approves auditing services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor and reviews and approves or ratifies transactions with related persons. The responsibilities of the Audit Committee are more fully described in our Audit Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. All members of the Audit Committee are independent and financially literate. Further, the Board affirmatively determined that Messrs. Ream and Barter possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that both individuals qualify as “audit committee financial experts” as defined under the applicable Securities and Exchange Commission (“SEC”) rules. In 2016, the Audit Committee met 11 times.

Compensation Committee. The Compensation Committee of our Board (the “Compensation Committee”) oversees all compensation and benefit programs and actions that affect our executive officers and directors. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs. Pursuant to the Compensation Committee’s charter, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, consisting of one or more independent members of the Compensation Committee. The Board has established a subcommittee of our Compensation Committee consisting of Messrs. Savner and Tobin for

C O R P O R A T E   G O V E R N A N C E

1 2

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Code and for purposes of Section 16 of the Exchange Act. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Compensation Committee is an independent, non-employee director, and there are no Compensation Committee interlocks involving any of the members of the Compensation Committee. In 2016, the Compensation Committee met five times.

Nominating/Corporate Governance Committee. The Governance Committee is responsible for developing and recommending to the Board criteria for the selection of director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board, including the evaluation of candidates for the Board recommended by the Company’s stockholders in accordance with the instructions set forth under “Stockholder Nominees” below; reviewing the performance of incumbent directors in determining whether to recommend them for reelection to the Board; considering questions of independence and possible conflicts of interest of incumbent directors and executive officers; overseeing the annual performance review of the Company’s Chief Executive Officer; and overseeing and approving the continuity planning process. The Governance Committee also reviews and recommends action to the Board on matters involving corporate governance and, in general, oversees the evaluation of the Board. The responsibilities of the Governance Committee are more fully described in the Governance Committee charter, which is posted on our website at www.engilitycorp.com and will be available in print to any stockholder who requests it. Each member of the Governance Committee is independent. In 2016, the Governance Committee met three times.

Executive Sessions

The Guidelines provide that non-management directors shall meet at regularly scheduled executive sessions, which will typically occur at regularly scheduled Board meetings, without any member of management present. In addition, at least annually, the independent directors will meet in separate executive session. David A. Savner and Peter A. Marino, the independent Co-Chairs of the Board, currently preside over each session. The Guidelines also provide that the executive sessions shall serve as the forum for the annual evaluation of the performance of the Company’s Chief Executive Officer, the annual review of the Chief Executive Officer’s plan for management succession and the annual evaluation of the performance of the Board.

Criteria for Director Nominations

Our Board is responsible for nominating directors for election by stockholders. Subject to the requirements of the Stockholders Agreement, in nominating a slate of directors, our Board, with the assistance of the Governance Committee, will take into account (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of our Board, and (b) all other factors it considers appropriate, which may include ensuring that the Board, as a whole, is appropriately diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience and financial and accounting experience to enable the Governance Committee to determine whether the director candidate would be suitable for membership on the Company’s Audit Committee (including as an “audit committee financial expert”). The Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Governance Committee also may consider the extent to which a director candidate would fill a present need on the Board.

C O R P O R A T E   G O V E R N A N C E

1 3

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

When seeking candidates for director, the Governance Committee may solicit suggestions from incumbent directors, management or others, including stockholders. Individuals recommended by stockholders for nomination as a director should be submitted to the Company’s Corporate Secretary and, if submitted in accordance with the procedures set forth in this proxy statement and the Company’s Amended and Restated Bylaws, will be forwarded to the Governance Committee. The Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. After conducting an initial evaluation of a candidate, the Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Governance Committee may also ask the candidate to meet with management. If the Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board such candidate’s election.

Stockholder Nominees

Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary of the Company. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices, addressed to the Corporate Secretary of the Company, and within the following time periods:

•	In the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual meeting, or no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made; and

•	In the case of a nomination of a person or persons for election to the Board at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In no event shall an adjournment or postponement of a meeting of the stockholders for which notice has been given commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our Amended and Restated Bylaws for more detailed information regarding the process by which stockholders may nominate directors. Our Amended and Restated Bylaws are posted on the Corporate Governance portion of our website located at www.engilitycorp.com.

Board Leadership Structure

The Board has determined that the Company and its stockholders are currently best served by having David A. Savner and Peter A. Marino serve as Co-Chairs. This structure promotes unified leadership in light of the recent business combination, and having independent chairmen enhances the ability of the Board to carry out its oversight function.

The Board believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board positions will depend on the facts and circumstances facing the Company at a given time and could change over time. The Board believes that the Company’s current leadership structure is appropriate and does not adversely affect the Board’s role in risk oversight of the Company.

C O R P O R A T E   G O V E R N A N C E

1 4

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Board’s Role in Risk Oversight

Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

In 2016, we conducted an annual enterprise risk management assessment led by our Corporate Compliance Officer, with the assistance our Vice President of Internal Audit, who reports directly to our Audit Committee. In this process, we assessed risk throughout the Company by surveying both key employees and the members of our Board, soliciting information regarding business risks that could significantly adversely affect the Company. Our Corporate Compliance Officer then prepared a report which was presented to the full Board regarding the key identified risks and management’s plan to manage these risks. In addition, senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Each quarter, the Board also receives presentations from senior management on strategic matters involving our operations.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, our Vice President of Internal Audit, our Corporate Compliance Officer, our Corporate Ethics Officer and our independent registered public accounting firm, our policies with respect to risk assessment and risk management. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, the Code of Conduct and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as described on page 35 of this proxy statement in “Executive Compensation—Compensation Discussion and Analysis.”

Board Meetings and Committees; Policy Regarding Director Attendance at Annual Meetings of Stockholders

During 2016, our Board held eight meetings. All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the director served, held during the period for which he or she served as a director. It is our policy that directors are strongly encouraged to attend the Company’s annual stockholder meetings. At the 2016 annual meeting of stockholders, all of the directors serving on our Board at the time attended the meeting.

C O R P O R A T E   G O V E R N A N C E

1 5

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Code of Ethics and Business Conduct

We have a Code of Conduct that is applicable to all our directors, officers and employees. The Code of Conduct is available on the Corporate Governance page of our website at www.engilitycorp.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) at these locations on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is available free of charge upon request to our Corporate Secretary, Engility Holdings, Inc., 4803 Stonecroft Boulevard Chantilly, VA 20151.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee in fiscal 2016 were Messrs. Denning, Marino, Savner and Tobin. All members of the Compensation Committee in fiscal 2016 were independent within the meaning of the NYSE listing standards, and no member was an employee or former employee of the Company. During fiscal 2016, no member of the Compensation Committee had any relationship requiring disclosure under the section entitled “Certain Relationships and Related Party Transactions.” None of our executive officers served during fiscal 2016 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2016 as a director of any other entity, one of whose executive officers served as a member of the Compensation Committee.

Communication with the Board of Directors

Our stockholders and other interested parties may communicate directly with any chair of the Audit, Governance and Compensation Committees, or to the non-management directors as a group. All communications should be in written form and directed to Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary, Engility Holdings, Inc., 4803 Stonecroft Boulevard Chantilly, VA 20151.

Complaints or concerns about our accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting control or that would otherwise constitute a violation of the Company’s accounting policies, may be reported anonymously to our Audit Committee by writing to Engility Holdings, Inc., Attention: Audit Committee, 4803 Stonecroft Boulevard Chantilly, VA 20151. Company employees must report any such accounting allegation in accordance with the Company’s Whistleblower Policy. The Company prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve any integrity questions.

Director Compensation

Directors who also serve as employees of the Company do not receive payment for services as directors. The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to our directors for Board, committee and committee chair services. Under the Compensation Committee’s charter, the committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation.

In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of directors generally, as well as committee chairs, and the forms of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.

The 2016 compensation program for our non-employee directors is described further below.

C O R P O R A T E   G O V E R N A N C E

1 6

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

The Board believes that our non-employee directors’ compensation program:

•	Ties a significant portion of directors’ compensation to stockholder interests because the value of restricted stock units fluctuates up or down depending on our stock price;

•	Focuses on the long term, since the shares underlying restricted stock unit awards generally are not delivered until after the director leaves the Board;

•	Is simple to understand and communicate; and

•	Is equitable based on the work required of directors, as the level of cash retainer varies depending on the specific responsibilities of the directors.

2016 Director Compensation Program

Non-employee director compensation in fiscal 2016 consisted of an annual cash retainer of $75,000 and an annual equity award of restricted stock units with a grant date fair value of $100,000 and a one-year cliff vesting. Under our fiscal 2016 non-employee director compensation program, we also paid an annual cash retainer for serving as a Board chairperson of $40,000, an annual cash fee for serving as chair of the Audit Committee of $20,000, an annual cash fee for serving as chair of the Compensation Committee of $15,000, an annual cash fee for serving as chair of the Governance Committee of $10,000, an annual cash fee for serving as an Audit Committee member of $10,000, an annual cash fee for serving as a Compensation Committee member of $7,500 and an annual cash fee for serving as a Governance Committee member of $5,000.

The following table details the total compensation of the Company’s non-employee directors for the year ended December 31, 2016.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Peter A. Marino	107,194	120,000	–	227,194
Darryll J. Pines	90,000	100,000	–	190,000
Anthony Principi	83,444	100,000	–	183,444
Charles S. Ream	98,750	100,000	–	198,750
David A. Savner	116,667	120,000	–	236,667
William G. Tobin	91,556	100,000	–	191,556

(1)  Represents the grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 8 to the Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company granted these restricted stock units to its directors under the Engility Holdings, Inc. Second Amended and Restated 2012 Long Term Performance Plan (the “Equity Plan”).

The Company cautions that the amounts reported for these awards may not represent the amounts that the directors will actually realize from the awards. Whether, and to what extent, a director realizes value will depend on the Company’s performance and stock price, and continued service on our Board.

(2)  Includes one time awards of 1,213 shares of Engility common stock to each of Messrs. Marino and Savner with a value of $20,000 on the grant date. This special grant was in recognition of the support provided by our Co-Chairs in overseeing the creation of our new board and board committee structure following the completion of the TASC acquisition.

Following its annual review of our director compensation program, the Board, upon the recommendation of the Compensation Committee and its independent compensation consultant, Frederic W. Cook & Co. Inc. (“FW Cook”), did not modify our non-employee director compensation for fiscal year 2017. Each of Steven A. Denning and David M. Kerko has waived his compensation as a director of the Company.

C O R P O R A T E   G O V E R N A N C E

1 7

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Our Executive Officers

The following table sets forth the information as of March 31, 2017, regarding our executive officers.

Name	Age	Position(s)
Lynn A. Dugle	57	Chief Executive Officer
John P. Hynes, Jr.	56	President and Chief Operating Officer
Wayne M. Rehberger	60	Senior Vice President and Chief Financial Officer
Thomas O. Miiller	60	Senior Vice President, General Counsel and Corporate Secretary
Susan M. Balaguer	48	Chief Human Resources Officer and Senior Vice President

Lynn A. Dugle—Ms. Dugle has served as a Director on our Board since February 2015 and as our Chief Executive Officer since March 2016. Ms. Dugle previously served as a member of our Audit Committee from February 2015 to March 2016. Ms. Dugle was a director of TASC from October 2014 to February 2015. Ms. Dugle joined Raytheon Company in April 2004 and served as the Vice President of Raytheon Company and President of Raytheon IIS until March 2015. She became President of the former Intelligence and Information Systems business in January 2009 and was previously its Vice President and Deputy General Manager. Ms. Dugle serves as a Director and member of the Audit and Technology Committees of State Street Corporation, and the Professional Services Council.

John P. Hynes, Jr.—Mr. Hynes has served as our President and Chief Operating Officer since March 2016, and previously served as our Executive Vice President and Chief Operating Officer since our acquisition of TASC in February 2015. Mr. Hynes served as President and Chief Executive Officer of TASC from 2013 to February 2015, and before being named to this role, Mr. Hynes was TASC’s Executive Vice President and Chief Operating Officer. Prior to his promotion to TASC’s Chief Operating Officer in September 2012, since 2011 Mr. Hynes was Senior Vice President of TASC’s Defense and Civil Group, the TASC organization that supported the Department of Defense, Department of Homeland Security and civilian agencies such as the Federal Aviation Administration and NASA. Before that, Mr. Hynes was Senior Vice President and General Manager of SAIC’s Mission Support Business Unit, a 3,600-person organization with more than $1 billion in revenue earned from a wide array of services to the intelligence community, including geospatial products, all-source analysis, operational support and language services. During his military service, Hynes was a naval aviator and served at the Navy Operational Intelligence Center. Mr. Hynes currently serves on the board of advisors of the Intelligence and National Security Association and on the board of directors of the Capital Area Food Bank.

Wayne M. Rehberger—Mr. Rehberger has served as our Senior Vice President and Chief Financial Officer since our acquisition of TASC in February 2015. He had previously served as Senior Vice President and Chief Financial Officer of TASC since June 2010. Mr. Rehberger has more than 30 years of diversified financial, operational and sales management experience. Prior to joining TASC in June 2010, he was the Chief Operating Officer of XO Communications, a facilities-based telecommunications services provider. Before taking on the role of Chief Operating Officer in May 2004, Mr. Rehberger had served as XO Communications’ Chief Financial Officer since November 2000. From June 1986 until March 2000, Mr. Rehberger was affiliated with MCI Communications, where he held several broad financial roles, including Senior Vice President of Finance. Mr. Rehberger began his corporate career with the KPMG consulting business in Washington, D.C., where he worked primarily with U.S. government agencies and defense contractors. Mr. Rehberger also served for 10 years in the United States Army and Army Reserve, achieving the rank of major. He earned a Master of Business Administration at the University of South Carolina and a Bachelor of Science degree in Business Administration at Bucknell University.

C O R P O R A T E   G O V E R N A N C E

1 8

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Thomas O. Miiller—Mr. Miiller has served as our Senior Vice President, General Counsel and Corporate Secretary since 2012. Mr. Miiller previously served as Senior Vice President and General Counsel of L-3 Services Group since he rejoined L-3 Communications Holdings, Inc. (“L-3”) in December 2004. He had previously served in various legal positions within L-3 and its predecessor companies from 1987 through 2000. In the years prior to rejoining L-3, Mr. Miiller was Vice President, General Counsel and Secretary of Allied Aerospace, Inc., a privately held defense aerospace company. Before joining L-3 in 1987, Mr. Miiller was an attorney in the Dykema Gossett law firm in Washington D.C. Mr. Miiller has a Bachelor’s degree in Political Science from the University of Utah and a Juris Doctor’s degree from the National Law Center, George Washington University.

Susan M. Balaguer— Ms. Balaguer joined our Company in May 2016 and serves as our Senior Vice President and Chief Human Resources Officer. Prior to that time, Ms. Balaguer served as Senior Vice President, Human Resources Operations for CACI International, Inc., a government contractor providing information solutions and services for intelligence, defense and federal civilian customers, beginning in 2014. Prior to joining CACI, Ms. Balaguer served as the Vice President of Human Resources at ASRC Federal from 2014 to 2014 and as the Executive Vice President of Business Services at the VT Group from 2009 to 2013. Before joining the VT Group, Ms. Balaguer spent 20 years at Raytheon Company in progressively senior roles. Ms. Balaguer holds a Bachelor’s degree in Applied Management from Tri-State University.

C O R P O R A T E   G O V E R N A N C E

1 9

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders Agreement	20
Other Relationships	23

In accordance with its charter, unless otherwise approved or ratified pursuant to the “Related Person Transaction Policy,” our Audit Committee, or the disinterested members of our Board, reviews and approves all related party transactions. Prior to its approval of any related party transaction, the Audit Committee or the disinterested directors will discuss the proposed transaction with management, including the nature of the related person’s interest in the transaction and all material terms and conditions of the transaction.

Stockholders Agreement

As discussed above, on February 26, 2015, the Company entered into the Stockholders Agreement with Birch Partners, certain investment funds affiliated with KKR and certain investment funds affiliated with GA. The Stockholders Agreement became effective upon the closing of the TASC acquisition and sets forth certain arrangements and contains various provisions relating to, among other things, standstill restrictions, voting restrictions, board representation, transfer restrictions and registration rights, described further below.

Each of Birch Partners, KKR and GA are affiliates of the Company. Birch Partners received 18,796,791 shares, or approximately 51.1%, of the issued and outstanding shares of common stock of the Company as a result of the acquisition of TASC. Birch GP, LLC (“Birch GP”) is the general partner of Birch Partners, and the members of Birch GP are investment funds affiliated with KKR and GA.

In the discussion of the terms of the Stockholders Agreement below, the “stockholder party” means Birch Partners, and, following a distribution of any shares of our common stock, par value $0.01 per share, held by Birch Partners to the KKR investors and the GA investors, the KKR investors and the GA investors. The “stockholder group” means Birch Partners, together with any affiliate of Birch Partners or a KKR investor or GA investor who becomes a “stockholder” within the meaning of the Stockholders Agreement, in each case that beneficially owns any of the Company’s common stock and has become a party to the Stockholders Agreement. In this item discussion, “independent directors” means the directors of the Company who are not nominees of the stockholder party.

Board Representation. The Stockholders Agreement provides the stockholder party with four nominees, subject to the following:

•	For so long as each of the GA investors and the KKR investors, as applicable, beneficially own at least 50% of the shares of the Company’s common stock it beneficially owned on February 26, 2015, the stockholder party will have the right to nominate four of the Board members.

•	For so long as each of the GA investors and the KKR investors, as applicable, beneficially own less than 50% but at least 25% of the shares of the Company’s common stock it owned on February 26, 2015, the stockholder party will have a right to nominate two of the Board members.

•	Upon the first date that the GA investors or the KKR investors, as applicable, beneficially own less than 50%, but at least 25%, of the shares of the Company’s common stock they beneficially owned on February 26, 2015, one of the Company’s board members nominated on behalf of the GA investors or the KKR investors, as applicable, must resign from the Board.

•	Upon the first date that the GA investors or the KKR investors, as applicable, beneficially own less than 25% of the shares of the Company’s common stock they beneficially owned on February 26, 2015, the remaining Board members nominated on behalf of the GA investors or the KKR investors, as applicable, must resign from the Board.

C E R T A I N   R E L A T I O N S H I P S    A N D   R E L A T E D   P A R T Y   T R A N S A C T I O N S

2 0

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Pursuant to the Stockholders Agreement, the Company will include the stockholder party nominees in the slate of nominees recommended by the Company’s Board for election of directors and will use its reasonable best efforts to cause the stockholders of the Company to elect the stockholder party nominees. In the event any of the Board members nominated by the stockholder party (a “Stockholder Party Director”) resigns or is unable to serve, the stockholder parties will be entitled to appoint a replacement Stockholder Party Director.

Pursuant to the Stockholder’s Agreement, until February 26, 2017, the Board was obligated to maintain a co-chair structure with one Stockholder Party Director co-chair and one co-chair elected by a majority of the independent directors. The Board has determined that the Company continues to benefit from the co-chair structure, and intends to retain Messrs. Savner and Marino as co-chairs of the Board following the 2017 annual meeting of shareholders, assuming the re-election of each.

In addition, so long as there are two or more Stockholder Party Directors, one Stockholder Party Director will serve on each committee of the Company’s Board (other than a committee that is to be composed solely of independent directors or a committee established to address conflicts with the stockholder group or the KKR investors or the GA investors). So long as there is at least one Stockholder Party Director serving on the Company’s Board, one Stockholder Party Director will serve on the Compensation Committee. No Stockholder Party Director will serve on any committee if it would violate mandatory legal or listing requirements concerning that director’s independence, but the Company will take all reasonable efforts to avoid any such disqualification.

Voting. So long as the stockholder party has director nomination rights under the Stockholders Agreement, with respect to any proposal or resolution relating to the election of directors, it will vote or cause to be voted all of its voting securities in the same manner as, and in the same proportion to, all shares voted by holders of voting securities (except that with respect to the Stockholder Party Director nominees, the stockholder party may vote all of its voting securities in favor of the Stockholder Party Director nominees). For purposes of the Stockholders Agreement, “voting securities” means the Company’s common stock and shares of any other class of capital stock or interests in any other equity securities of the Company then entitled to vote generally in the election of directors.

In the case of all other proposals or resolutions that require a stockholder vote, the stockholder party will vote or cause to be voted all of its excess voting power (defined as the aggregate percentage of voting power represented by the stockholder group’s voting securities out of the total voting power of all the Company’s common stock, less 30%) in the same manner as, and in the same proportion to, all shares voted by holders of voting securities, excluding the votes or actions of the stockholder group with respect to its voting securities representing 30% of the total voting power of all the Company’s common stock.

Standstill Restrictions. The Stockholders Agreement contains certain standstill provisions generally restricting the stockholder group, certain of the KKR investors and certain of the GA investors and certain of their respective affiliates from February 26, 2015, until, with respect to any party, six months after such party no longer has any rights to nominate or designate nominees to the Company’s board.

Change of Control. Without the approval of a majority of the independent directors, no member of the stockholder group, the KKR investors or the GA investors may enter into or affirmatively support any transaction resulting in a change of control of the Company in which any member of the stockholder group receives per share consideration in its capacity as a holder of the Company’s common stock in excess of that to be received by other holders of the Company’s common stock.

C E R T A I N   R E L A T I O N S H I P S    A N D   R E L A T E D   P A R T Y   T R A N S A C T I O N S

2 1

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Transfer Restrictions. The stockholder group, the KKR investors and the GA investors will be subject to certain transfer restrictions related to the Company’s common stock for a period beginning on February 26, 2015, and ending on the earlier of February 27, 2021, and the day following the date on which the Company undergoes an ownership change (as defined in Section 382(g) of the Code) (an “Ownership Change”), including the following:

•	No member of the stockholder group may sell or transfer any shares of the Company’s common stock directly held by such member.

•	No KKR investor or GA investor may permit the sale or transfer of an equity interest in a KKR investor or a GA investor by any person who holds any direct or indirect equity interest in any of the KKR investors or GA investors, respectively (which we refer to as a partner) (other than pursuant to a redemption of such an equity interest in a KKR investor or a GA investor), that would result in an “owner shift” under Section 382(g) of the Code (an “Owner Shift”).

•	No KKR investor or GA investor may permit any transfer of the limited partnership interests of Birch Partners directly held by any limited partner of Birch Partners other than the KKR investors or the GA investors (each such limited partner, a “Co-Investor Partner”).

•	No member of the stockholder group nor any KKR investor or GA investor may otherwise effect any transaction that would result in a direct or indirect transfer of shares of the Company’s common stock (including pursuant to a redemption of an equity interest in a KKR investor or a GA investor) unless a committee of the Company’s Board composed solely of independent directors (the “Independent Committee”) provides a written determination that such transaction would not result in an Owner Shift.

•	Birch Partners may not effect a distribution of any of its shares of the Company’s common stock to any of its partners prior to February 27, 2018.

Notwithstanding the restrictions discussed above, for the period beginning on February 27, 2018, and ending on the earlier of February 27, 2021, and the date on which the Company undergoes an Ownership Change, the Stockholders Agreement permits the KKR investors and GA investors and any partner or Co- Investor Partner to effect an indirect or direct sale or transfer of up to an aggregate of 16,481,516 shares of the Company’s common stock, as adjusted for any stock split, reverse stock split or similar transaction (the “Waived Transfer Amount”). Certain sales or transfers will not count toward or reduce the Waived Transfer Amount, including:

•	Any direct or indirect sale or transfer of an equity interest in a KKR investor or a GA investor by a partner (other than pursuant to a redemption of a partner’s equity in a KKR investor or a GA investor) that does not result in an Owner Shift;

•	Any other direct or indirect sale or transfer by any member of the stockholder group, the KKR investors or the GA investors or a redemption of a partner’s equity interest in a KKR investor or a GA investor that, in accordance with a written determination of the Independent Committee, does not result in an Owner Shift; and

•	A distribution by the stockholder group of any the Company’s common stock held by Birch Partners to a Co-Investor Partner if, both (a) the Independent Committee provides a written determination that such distribution would not result in an Owner Shift and (b) either (i) the Independent Committee makes a written determination that the sale or transfer of such the Company common stock directly held by the Co-Investor Partner after such distribution does not result in an Owner Shift or (ii) the Co-Investor Partner represents and undertakes to the Company that it will not directly sell or transfer any the Company common stock received in such distribution, other than in a distribution to its equity holders.

Notwithstanding the restrictions described above, beginning on the earlier of (i) February 27, 2021, and (ii) the day following the date on which the Company undergoes an Ownership Change, the stockholder

C E R T A I N   R E L A T I O N S H I P S    A N D   R E L A T E D   P A R T Y   T R A N S A C T I O N S

2 2

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

group, the KKR investors, the GA investors, the partners and the Co-Investor Partners may, subject to the restrictions described in the immediately following paragraph, directly or indirectly sell or transfer any of the shares of the Company’s common stock held directly or indirectly by them regardless of whether such sale or transfer results in an Owner Shift.

In addition to and notwithstanding the restrictions described above, no member of the stockholder group may, individually or in the aggregate, other than in connection with a registered public offering, including any underwritten offering or a change of control transaction affecting the Company, which change of control transaction is approved by the Board, knowingly transfer shares of the Company’s common stock to a person (other than to any permitted transferee, as defined in the Stockholders Agreement) who, after such acquisition, would hold in excess of 5% of the outstanding shares of the Company’s common stock.

The persons in the stockholder group are, with respect to the shares of the Company’s common stock they hold (“registrable shares”), entitled to certain registration rights beginning February 26, 2018, including (i) the right to request that the Company file an automatic shelf registration statement and effect unlimited underwritten offerings pursuant to such shelf registration statement; (ii) up to eight demand registration rights in the event that the Company is no longer eligible to use or otherwise ceases to maintain an effective shelf registration statement; and (iii) unlimited piggyback registration rights that allow holders of registrable shares to require that shares of the Company’s common stock owned by such holders be included in certain registration statements filed by the Company, in each case subject to the transfer restrictions contained in the Stockholders Agreement. In connection with these registration rights, the Company has agreed to effect certain procedural actions, including taking certain actions to properly effect any registration statement or offering and to keep the participating stockholder parties reasonably informed with adequate opportunity to comment and review, as well as customary indemnification and contribution agreements.

Termination. The Stockholders Agreement will terminate by consent of all parties or when the stockholder group no longer beneficially owns any shares of the Company’s common stock. Certain sections of the Stockholders Agreement, including those relating to indemnification, will survive such termination, and the provisions relating to registration rights will survive termination of the Stockholders Agreement until the first date on which there are no registrable shares outstanding.

Other Relationships

Certain investment funds affiliated with KKR hold limited partner interests in Birch Partners, LP and membership interests in Birch GP, LLC, the general partner of Birch Partners, LP, the holder of approximately 51.1% of our outstanding common stock. Further, David M. Kerko, a Director on our Board since February 26, 2015, is a former executive of KKR.

Certain banking institutions (including affiliates of KKR) were commitment parties under our bridge loan commitment which consisted of a commitment to provide a promissory note of $585 million (the “Bridge Loan Commitment”) which was used among other things, to: (1) repay outstanding indebtedness under our existing credit facilities; (2) following such repayment but prior to the consummation of the acquisition of TASC, provide funds for the payment of the special cash dividend in connection with the acquisition of TASC; and (3) pay transaction fees and expenses and for general corporate purposes.

Certain banking institutions (including affiliates of KKR) were also party to the Second Amended and Restated First Lien Joinder Agreement, dated December 23, 2014, to TASC’s existing First Lien Credit Agreement, dated as of May 23, 2014 and the Second Amended and Restated Second Lien Joinder Agreement, dated January 26, 2015, to TASC’s existing Second Lien Credit Agreement, dated as of May 23, 2014, pursuant to which KKR (among other entities) agreed to provide debt facilities consisting of (i) new senior secured first lien incremental term loans in an aggregate amount of $435.0 million (the “Incremental First Lien Term Facility”), (ii) additional senior secured first lien revolving commitments in an aggregate

C E R T A I N   R E L A T I O N S H I P S    A N D   R E L A T E D   P A R T Y   T R A N S A C T I O N S

2 3

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

amount of $65.0 million (the “Incremental First Lien Revolving Facility”) and (iii) new senior secured second lien incremental term loans in an aggregate amount of $150.0 million (together with the Incremental First Lien Term Facility and the Incremental First Lien Revolving Facility, the “Incremental Debt Facilities”). The Incremental Debt Facilities were implemented in connection with the closing of the acquisition of TASC and used to repay the outstanding indebtedness of the Bridge Loan Commitment.

Certain banking institutions (including at certain points affiliates of KKR) were also lenders under TASC’s credit facilities consisting of (i) a $395 million first lien term loan facility (the “First Lien Term Facility”), (ii) a $50 million revolving credit facility, with a $12.5 million letter of credit sublimit and a $15 million swing line loan sublimit (the “First Lien Revolving Facility”) and (iii) a $250 million second lien term loan facility (together with the First Lien Term Facility and the First Lien Revolving Facility, the “Refinanced Credit Facilities”). The Refinanced Credit Facilities together with the Incremental Debt Facilities are referred to as the “TASC Credit Facilities”.

Certain banking institutions (including affiliates of KKR) are also lenders under our existing credit facilities consisting of (i) a senior secured term B1 loan facility in the original principal amount of $200 million (“Term B1 Loan”), (ii) a senior secured term B2 loan facility in the original principal amount of $680 million (“Term B2 Loan”) and (iii) a $165 million senior secured revolving credit facility (“Revolver” and, together with the Term B1 Loan and the Term B2 Loan, our “Existing Credit Facilities”), which we entered into in August 2016 to refinance the TASC Credit Facilities (the “Refinancing”) and amended in February 2017. As of March 31, 2017, the interest rates on our Term B1 Loan, Term B2 Loan and Revolver were approximately 4.23%, 4.75% and 7.75%, respectively. An affiliate of KKR received approximately $465,599 in total fees under our Existing Credit Facilities during 2016.

After (i) repayment in full of the Bridge Loan Commitment in connection with the closing of the acquisition of TASC and (ii) the Refinancing, as of March 31, 2017, we, through the Existing Credit Facilities, had $190.0 million outstanding under our Term B1 Loan, $601.0 million outstanding under our Term B2 Loan, and no outstanding amounts under our Revolver. The amount of principal and interest paid from the closing of the acquisition of TASC to March 31, 2017 was approximately $389.1 million.

C E R T A I N   R E L A T I O N S H I P S    A N D   R E L A T E D   P A R T Y   T R A N S A C T I O N S

2 4

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is a review of the 2016 compensation programs provided for our named executive officers (“NEOs”), including the factors considered and decisions made by the Compensation Committee (the “Committee”). Engility’s NEOs for 2016 were:

•	Lynn A. Dugle, Chief Executive Officer

•	John P. Hynes, Jr., President and Chief Operating Officer

•	Wayne M. Rehberger, Senior Vice President and Chief Financial Officer

•	Thomas O. Miiller, Senior Vice President, General Counsel and Corporate Secretary

•	Susan M. Balaguer, Senior Vice President and Chief Human Resources Officer

•	Kirk G. Dye, former Senior Vice President, Human Capital Strategies (who ceased to serve as an executive officer on January 21, 2016 when he assumed the position of Senior Vice President and Account Executive for the Company’s Federal Civilian Account)

•	Anthony Smeraglinolo, former President and CEO (who ceased to serve as an executive officer of the Company and resigned from our Board as of February 29, 2016)

For purposes of this CD&A, the narrative as well as the tables, charts and other graphics below will focus on our five executive officers as of December 31, 2016.

E X E C U T I V E   C O M P E N S A T I O N

2 5

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Executive Summary

2016 Business Highlights

2016 was a transitional year as we consolidated the benefits from the successful 2015 acquisition and integration of TASC and positioned the Company for growth. Foremost among the changes were operational improvements, highlighted by new leadership in key positions such as Human Resources, Business Development, Contracts, Communications and, most notably, the Chief Executive Officer (CEO). Lynn A. Dugle, a member of our Board, was appointed CEO, effective March 21, 2016.

2016 Business Highlights

Ms. Dugle set a clear strategic direction for the Company with three primary objectives: Drive Sustainable Organic Growth; Attract, Grow and Retain Talent; and Strengthen the Balance Sheet. The Company made notable progress towards all three objectives as reflected in its achievements listed here.

1.3x book-to-bill ratio
$2.076 billion revenue
$94 million cash flow from operations
56 days sales outstanding at December 31, 2016
$80 million voluntary debt prepayments in 2016
$23 million annual interest savings from term debt re-financing
Expected additional $8 million in annual interest savings from term debt re-pricing (early 2017)
Divested IRG subsidiary for $24 million, enabling $20 million in debt prepayments (early 2017)
3.8% total shareholder return (“TSR”) in 2016, recovering from a 64.3% first quarter decline in the share price
Voluntary attrition rate 9% better than industry benchmark
Improved employee communications, benefits and enhanced training and development programs

Compensation Overview

The Committee, working with its independent consultant, FW Cook, and management, oversees our executive compensation process. For each NEO position, FW Cook prepares benchmark compensation data derived from proxy data disclosed by our Total Compensation Peer Group, as well as general industry survey data. The benchmark data is used to define the median compensation for each executive position. We pay our executives within a competitive band around the respective medians to ensure that we are competitive in attracting, retaining and motivating our senior leadership, but do not overpay.

Management designs the short- and long-term incentive compensation plans so that such plans promote achievement of the Company’s strategic objectives. Financial goals in the incentive plans are based on the Company’s annual operating plan (“AOP”) approved by the Board of Directors. The plan designs, including financial targets, are reviewed and approved by the Committee, with support from FW Cook.

Consideration of 2016 “Say-on-Pay” Advisory Vote

The Company conducts a stockholder “say-on-pay” advisory vote regarding executive compensation at each annual stockholder meeting. In 2016, our stockholders overwhelmingly approved of our executives’ compensation with 97.3% voting in favor. The Committee then evaluated these results. The Committee made no changes to our executive compensation program and policies as a result of the 2016 vote.

E X E C U T I V E   C O M P E N S A T I O N

2 6

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Compensation Philosophy

Engility’s compensation program is designed to align executive and stockholder interests, provide rewards commensurate with Company performance and attract, retain and motivate highly qualified executives. Payment for performance is the guiding principle. This means, more specifically, payment for delivering financial results that benefit our stockholders. By adhering to this principle, our program ensures that the compensation paid to our NEOs and other senior leaders is aligned with our stockholders’ interests.

We believe that above-market pay is appropriate for superior performance and below-market pay is appropriate for underperformance. For this reason, more than 50% of each NEO’s target total direct compensation (i.e., salary, annual incentive and long-term incentive) is performance-based. The 2016 annual cash incentive is 100% performance-based and 60% of the equity granted under our long-term incentive plan is performance-based to emphasize stockholder returns and long-term performance. Each NEO’s compensation is based on the officer’s role, responsibilities, performance and experience.

The designs of our incentive plans use financial metrics that provide an inherent check and balance relative to each other. In general, the plan metrics establish complementary goals for profit, growth and cash flow. This holistic design promotes a balanced performance approach, reducing the risk of management maximizing any single aspect of financial performance for personal gain. The overall objective is profitable revenue growth with healthy cash flow that reduces debt and drives the share price.

Executive Compensation Practices

Below are executive compensation practices that we use to drive performance. We also list practices we exclude because they do not serve our stockholders’ long-term interests.

What We Do
Pay for Performance — For 2016, more than 50% of our target total direct compensation was composed of variable performance-based compensation.

Reasonable Severance/Change in Control Provisions — We have amended our severance and change-in-control plans to align them with peer and industry practices. The amended plans go into effect in 2017. Beginning In 2016, we included double trigger acceleration provisions in all new equity grants.

Modest Perquisites — We provide modest perquisites, consisting of executive health benefits, life insurance and tax and financial planning.

Stock Ownership and Retention Guidelines — Our stock ownership guidelines for executive officers are designed to align their long-term interests with those of our stockholders. Additionally, our non-executive directors must retain their vested Engility equity until the earlier of their resignation or a change in control.

Regular Review of Share Utilization — We evaluate share utilization by reviewing overhang levels and burn rates (i.e., the dilutive impact of equity compensation) prior to approving our annual compensation program.

Independent Compensation Consulting Firm — The Committee uses an independent compensation consulting firm that provides no other services to the Company.

Mitigate Undue Risk in Compensation Programs — We mitigate undue compensation risks by using caps on performance payments and a clawback policy, as well as processes to identify risk. The incentive plans feature performance targets chosen to incentivize balanced annual and long-term performance.

What We Don’t Do
No employment contracts to our executive officers(1)
No excise tax gross-ups on perquisites or severance benefits triggered solely by a change in control
No hedging transactions or short sales by executive officers or directors
No pension or supplemental company contributions to executive retirement benefit plans
(1) Messrs. Hynes and Rehberger are parties to legacy employment agreements with TASC that were assumed and remain in effect following the Company’s acquisition of TASC.

E X E C U T I V E   C O M P E N S A T I O N

2 7

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Risk Considerations

The Committee, supported by FW Cook, assessed our compensation program to determine whether associated risks were likely to have a material adverse effect on the Company. The Committee found that the program design, including features such as payout caps, reduced the likelihood of excessive risk-taking without undermining the program’s purpose and did not encourage risk-taking that could have a material adverse effect.

What We Pay and Why: Elements of Total Direct Compensation

Our annual target total direct compensation (“TDC”) is composed of three elements: base salary, annual cash incentive compensation and long-term equity grants, discussed in the following sections.

The proper relative weight for each element helps to instill a pay-for-performance culture and align executive compensation with stockholder interests. For example, greater weight on variable performance-based compensation (e.g., annual bonus) helps motivate executives to drive shareholder value through Company achievements. Similarly, long-term compensation helps mitigate short-term risk taking. For our CEO, 80% of her 2016 target TDC was either performance-based or long-term incentive compensation. Similarly, 67% of target TDC for the other NEOs was performance-based or long-term incentive compensation.*

* Pay mix for the Other NEOs reflects the average TDC mix for Messrs. Hynes, Rehberger, and Miiller and Ms. Balaguer.

2016 TARGET TOTAL DIRECT COMPENSATION (ANNUALIZED)*
Executive	Base Salary ($000)	Target Annual Cash Bonus ($000) / (% of Base)	Target Long-Term Equity Award ($000) / (% of Base)	Total Target Direct Compensation ($000)
Lynn A. Dugle	900	1,100 / 122%	2,450 / 272%	4,450
John P. Hynes, Jr.	650	650 / 100%	975 / 150%	2,275
Wayne M. Rehberger	450	450 / 100%	563 / 125%	1,463
Thomas O. Miiller	450	270 / 60%	450 / 100%	1,170
Susan M. Balaguer	340	204 / 60%	340 / 100%	884

  * Target compensation does not include one-time hire-on inducements for Ms. Dugle and Ms. Balaguer.

TDC Element One: Base Salary

We pay base salaries to attract talented executives and provide a fixed level of cash compensation. The Committee generally sets NEO base salaries within a competitive range of market median. The base salaries for each NEO for 2016 are set forth below.

E X E C U T I V E   C O M P E N S A T I O N

2 8

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Named Executive Officer	2016 Base Salary ($000)	Percentage Increase Over 2015 Base Salary
Lynn A. Dugle (1)	900	N/A
John P. Hynes, Jr.(2)	650	8.3%
Wayne M. Rehberger	450	0%
Thomas O. Miiller	450	0%
Susan M Balaguer (3)	340	N/A

(1)  Ms. Dugle joined the Company as CEO, effective March 21, 2016.

(2)  Mr. Hynes’ increase became effective as of March 5, 2016, in connection with being named President.

(3)  Ms. Balaguer joined the Company as SVP and Chief Human Resources Officer, effective May 2, 2016.

The Board approved the compensation offered to Ms. Dugle as a new hire. The Committee approved the compensation offered to hire Ms. Balaguer and approved a base salary increase for Mr. Hynes relative to his being named President.

TDC Element Two: Annual Incentive Awards

The 2016 annual incentive compensation plan (the “2016 AICP”)1 is the basis for annual cash bonuses paid to Company leadership. Each participant was assigned a target bonus in the first quarter of 2016, based on a defined percentage of their base salary. As discussed in further detail below, in February 2017, the Committee approved the following 2016 cash bonuses payable to our NEOs:

Named Executive Officer	Target Bonus Opportunity ($000)	Actual Bonus Earned ($000)
Lynn A. Dugle(1)	1,100	740
John P. Hynes, Jr.(2)	650	225
Wayne M. Rehberger(3)	450	400
Thomas O. Miiller(4)	270	250
Susan Balaguer(5)	204	140

(1)   Ms. Dugle’s 2016 cash bonus was pro-rated for her partial year service.

(2)   The Committee decreased Mr. Hynes’ 2016 cash bonus by $335,300 as a result of his personal performance.

(3)   The Committee increased Mr. Rehberger’s 2016 cash bonus by $12,100 as a result of his personal performance.

(4)   The Committee increased Mr. Miiller’s 2016 cash bonus by $17,620 as a result of his personal performance.

(5)   Ms. Balaguer’s 2016 cash bonus was pro-rated for her partial year service and the Committee increased it by $22,928 as a result of her personal performance.

Discussion of AICP Payout Calculations

NEO payouts under the 2016 AICP were based on 1) a Financial Rating derived from the Company’s performance relative to pre-established metrics and target values and 2) subject to a Personal Performance Adjustment determined by the Committee and, with respect to the CEO, approved by the Board. The following graphic depicts the 2016 AICP design with metrics, target values and payout calculation.

[1]	The AICP is approved by our Committee pursuant to the Engility Holdings, Inc. Amended and Restated 2012 Cash Incentive Plan (the “Cash Plan”).

E X E C U T I V E   C O M P E N S A T I O N

2 9

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

2016 AICP Design – Financial Rating

Engility’s 2016 AICP design used two equally-weighted financial metrics – 2016 AEBITDA and 2016 Revenue2 – each of which has a target, threshold and ceiling value, based on the Company’s 2016 AOP. Following are adjustments to EBITDA that may be made by the Committee, when applicable:

•	Impairment charges, as well as any costs related to refinancing existing debt;

•	Gains or losses on retirement of debt, or on asset dispositions;

•	Gains, losses or other events treated for accounting purposes as items of an unusual nature or of a type that indicates infrequency of occurrence under U.S. generally accepted accounting principles (“GAAP”);

•	Non-cash gains or losses on discontinued operations;

•	Non-cash gains or losses related to the adoption of new accounting standards required by GAAP or SEC rules;

•	Gains or losses (i) on litigation matters and (ii) indirect rate / cost audits for years prior to 2013, in each case at or exceeding $100,000 individually or $1 million in the aggregate;

•	Gains or losses related to the resolution of income tax contingencies for business acquisitions;

•	Transaction and integration costs related to business acquisitions;

•	Stock compensation expense; and

•	Costs related to our spin-off from L-3 in July 2012 (the “Spin-Off”), strategic realignment and acquisitions.

A target, threshold and ceiling value was set for each metric, with target performance resulting in a 100% payout with respect to such metric; ceiling performance resulting in a 200% payout and threshold resulting in a 50% payout. Below threshold performance would result in no payout with respect to such metric. Straight line interpolation was used to calculate the rating for results between the threshold, target and ceiling values.

2  Revenue replaced Days Sales Outstanding (DSO) as a metric in our 2016 AICP because the Company had achieved industry leading DSO results and needed to emphasize the importance of organic growth in incentivizing its leaders.

AICP STRUCTURE Target AICP award opportunity is defined as percent of base salary Target Bonus Financial Rating Personal Performance Adjustment Total AICP Payout Metric 1 FY16 AOP Adjusted EBITDA (50% Weight) 200% Ceiling = $230M 100% Target = $190.2M 50% Threshold = $180M Metric 2 FY16 AOP Revenue (50% Weight) 200% Ceiling = $2,325M 100% Target = $2,125M 50% Threshold = $2,025M

E X E C U T I V E   C O M P E N S A T I O N

3 0

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

The ratings for each metric were combined to create a “Financial Rating,” which then was applied as a multiple to each NEO’s award target to determine their bonus payout, subject to the Personal Performance Adjustment discussed below.

The table below presents the rationale and target value for each metric target, as well as the performance of the Company relative to target values, and the corresponding financial rating for 2016.

2016 AICP Design – Personal Performance Adjustment

Our Board annually evaluates our CEO relative to pre-determined goals. This evaluation process is managed by the Governance Committee. The CEO submitted to the Governance Committee a self-assessment that addressed her overall leadership and performance. The Governance Committee (with support from FW Cook) solicited input from each Director (excluding the CEO) and delivered an assessment of her performance to the Committee. The Committee then considered the CEO’s performance as it related to compensation and provided its compensation recommendations to the Board for approval.

Our CEO provided performance assessments and recommended compensation actions (including AICP payout adjustments) to the Committee for the other NEOs. The Committee considered the recommendations and adjusted NEO compensation as it deemed appropriate.

2016 AICP FINANCIAL TARGETS Metric Target Value Weighting Rational Adjusted Earnings Before Measures profitability Interest, Taxes, Depreciation $190.2M 50% Forecasts ability to grow cash and Amortization (AEBITDA) reserves and repay debt Measures Company growth Revenue $2,125M 50% Key performance measure evaluated by peers and industry analysts 2016 AICP FINANCIAL RESULTS Actual Financial Metric Performance Rating AEBITDA $189.7M 97.5% Revenue $2,075M 75% TOTAL WEIGHTED FINANCIAL RATING 86.2%

E X E C U T I V E   C O M P E N S A T I O N

3 1

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

In recommending or approving NEO payouts, the Committee considered the 2016 performance of each NEO, as described below.

2016 EXECUTIVE PERFORMANCE
Lynn A. Dugle, Chief Executive Officer

Appointed CEO on March 21, 2016, Ms. Dugle stabilized a company vulnerable to disruption following an unplanned change of senior leadership and a precipitous first quarter decline in our share price after missing market expectations prior to her appointment. Ms. Dugle provided a clear strategic vision that became the basis for an overall successful year that restored investor confidence as reflected by the following achievements:

•    Achieved 3.8% TSR for 2016 notwithstanding a 64.3% first quarter decline in share price

•    Transformed senior leadership, and by extension mid-management, by hiring successful seasoned executives to lead Human Resources, Business Development, Corporate Strategy, Contracts, and Communications. New leadership is changing Engility into a high-performance culture, so as to drive sustainable organic growth

•    Consolidated and realigned Company operations and infrastructure to improve performance

•    Strengthened the balance sheet by divesting IRG subsidiary, pre-paying $100 million of debt and reducing the annual cost of the Company’s debt by approximately $31 million

•    Implemented benefits changes and programs to attract, retain and grow Company talent

John P. Hynes, Jr. President and Chief Operating Officer

Mr. Hynes oversaw the operational elements of the Company during the first part of 2016. Later in the year, Mr. Hynes undertook the temporary assignment of consolidating the Army and Navy/USAF Accounts into a single business unit, which was accomplished in 2016. Mr. Hynes continued managing the consolidated accounts, known as the Defense Account, for the remainder of the year pending the hiring of a new leader for that unit.

Wayne M. Rehberger. Senior Vice President and Chief Financial Officer

Mr. Rehberger led the finance, investor relations, IT, facilities and procurement functions of the Company. He oversaw the 2016 refinancing of the Company’s term debt that reduced annual interest payments by $23 million, and a subsequent re-pricing of those loans in early 2017 that further reduced annual interest payments by $8 million.

Thomas O. Miiller. Senior Vice President, General Counsel and Corporate Secretary

Mr. Miiller led the legal, compliance and corporate development functions in 2016. Corporate governance and Board activities comprise a material portion of his responsibilities. He was responsible for strategic oversight of all major litigation and investigations as well as the strategic and legal aspects of the Company’s sale of its IRG subsidiary for $24 million that closed in the first week of 2017.

Susan M. Balaguer. Senior Vice President and Chief Human Resources Officer

Ms. Balaguer evaluated the Company’s HR programs, identified gaps and developed a framework to address the gaps as quickly as possible. She implemented plans that are facilitating the development of a high-performance culture. Ms. Balaguer oversaw the revision of the Company’s compensation programs to instill consistency and discipline as well as led the development of new executive compensation plans.

TDC Element Three: Long-Term Incentive Awards

We provide long-term incentive (“LTI”) awards to our NEOs in the form of equity grants. Other participants are chosen based on their ability to influence Company results and their personal performance. The target annual LTI for each participant, and the participating group as a whole, takes into account the Company’s long-term business objectives, competitive market practices, equity usage and shareholder dilution.

E X E C U T I V E   C O M P E N S A T I O N

3 2

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

2016 LTIP Grants

Our 2016 LTI plan3 (“LTIP”) is composed of two equity-based awards: performance units (“PUs”) and time-based restricted stock units (“RSUs”). LTIP awards are 60% PUs and 40% RSUs and were awarded pursuant to the following plan design:

The total award value is based on a percentage of each participant’s base salary and calculated by dividing the award value by the closing EGL share price on the grant date. The following table sets forth the 2016 LTIP awards made to our NEOs.

Executive	Dollar Value of 2016 Performance Unit Awards ($000)	Dollar Value of 2016 RSU Awards ($000)		Target Dollar Value of 2016 LTIP Grants ($000)
Lynn A. Dugle(1)	1,470	980	(3)	2,450
John P. Hynes, Jr.(2)	828	439		1,267
Wayne M. Rehberger(2)	478	253		731
Thomas O. Miiller(2)	382	203		585
Susan M. Balaguer	204	236	(3)	440

(1)  In accordance with the terms of Ms. Dugle’s February 29, 2016, offer letter, her LTIP equity grant agreements provide that upon her involuntary termination from the Company for other than cause or her resignation from the Company other than at a time when she is in material breach of her obligations, such grants will continue to vest under their original terms as though her employment continued through the vesting period. This provision, however, does not apply to equity grants made within the 6-month period prior to her termination.

(2)  Pursuant to the Company’s Equity Compensation Award Policy, the Committee typically approves the annual equity grants for the Company’s employees and executive officers at a March meeting of the Compensation Committee. For 2016, that meeting and the approvals occurred on March 7-8, 2016. At that time, however, the Company had insufficient equity available under its existing equity plan to fully fund the value of awards approved by the Committee. As a result, the grant of performance unit awards for each of Messrs. Hynes, Rehberger and Miiller was delayed until approval by the shareholders of an amended and restated equity plan, which occurred on May 26, 2016. In addition, the grant of RSU awards for all eligible employees occurred on April 15, 2016, to allow additional time for the Company’s management to verify the number of awards available for grant under the existing equity plan. In each case, however, the number of performance unit and RSU grants were determined based on the closing price of the Company’s stock on March 8, 2016, the date that the Committee approved the awards. For the purposes of this table, the award values are presented based on their fair market value on their respective grant dates.

(3)  Excludes a one-time $900,000 RSU award with a 2-year cliff vesting period to Ms. Dugle and a one-time $100,000 RSU award with a 2-year cliff vesting period to Ms. Balaguer, both awards discussed below under “Executive Compensation—Compensation Discussion and Analysis—Executive Benefits and Perquisites—Perquisites.”

3 The Committee approved the Engility Holdings, Inc. 2016 LTIP, an annual equity compensation plan pursuant to the Equity Plan. All equity awarded under the 2016 LTIP may be settled in Company stock or the cash equivalent at the Committee’s discretion.

LTIP STRUCTURE 60% Performance Units (3-year cliff vesting) 40% Restricted Stock Units (25%-25%-50% annual ratable vesting) Pu (60% Award Weight) RSU (40% Award Weight) Total LTIP Payout Metric 1 YE 2018 Revenue 200% Ceiling = $2,401M 100% Target = $2,250M 50% Threshold = $2,168M (50% Weight) Metric 2 Operating Cash Flow 2016 -2018 200% Ceiling = $350M 100%Target = $330M 50% Threshold = $310M (50% Weight)

E X E C U T I V E   C O M P E N S A T I O N

3 3

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Performance Units Discussion

The 2016 LTIP PUs cliff vest on the third anniversary of March 8, 2016, which follows a 3-year performance period beginning January 1, 2016, and ending December 31, 2018 (the “Performance Period”). The number of shares of Company common stock that ultimately vest varies depending on the Company’s performance against two equally-weighted metrics:

1.	2018 Revenue. The Company’s revenue for fiscal year 2018, as adjusted for any Board-approved acquisitions or dispositions (“2018 Revenue”), which provides more emphasis on organic growth.

2.	Aggregate Operating Cash Flow – 2016-2018. The sum of the Company’s adjusted cash flows from operations over the Performance Period (“Cash Flow”), which relates directly to our ability to pay down debt.

Actual 2018 Revenue and Cash Flow performance will be measured at December 31, 2018. The payout on these awards for each metric can range from zero (below threshold) to 200% (ceiling) of the target number of units. Results between threshold, target and ceiling are calculated using straight line interpolation.

Restricted Stock Units Discussion

RSUs enhance the retention of executives critical to the Company’s long-term success and facilitate stock ownership. The 2016 RSUs vest ratably over 3 years: 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary.

Executive Benefits and Perquisites

Deferred Compensation. The nonqualified Engility Corporation 2013 Deferred Compensation Plan (the “2013 Deferred Compensation Plan”), effective January 1, 2013, offers highly compensated senior employees, including our NEOs, an opportunity to save for their future financial needs. The Company does not match contributions, but does pay interest at the prime rate on deferred amounts. For 2016, none of our NEOs participated in the 2013 Deferred Compensation Plan.

Perquisites. We provide our NEOs modest perquisites, consisting of executive medical benefits, supplemental life insurance coverage and financial planning and tax assistance.

As inducements to secure Ms. Dugle’s employment, the Company provided (1) a one-time $900,000 award of Company RSUs with a 2-year cliff vesting period, based on the March 21, 2016, closing share price and (2) a one-time $425,000 sign-on bonus that Ms. Dugle used to purchase shares of Company common stock on the open market. Further, the Company provides a monthly allowance up to $3,500 (net after taxes) for housing in the Washington, D.C., area for such time as Ms. Dugle maintains her primary residence in Texas. Finally, Ms. Dugle is entitled to 200 hours paid time off per year and was deemed to have accrued 160 such hours as of her start date.

Similarly, as an inducement to secure Ms. Balaguer’s employment, the Company provided her a one-time $100,000 award of Company restricted stock units based on the May 2, 2016, closing share price. The award has a 2-year cliff vesting period.

Severance and Change in Control Benefits. We have two severance plans – the Engility Holdings, Inc. Severance Plan (“Severance Plan”) and the Engility Holdings, Inc. Change in Control Severance Plan (“CIC Severance Plan”) – to provide competitive severance benefits to the Company’s executive officers, including our NEOs, upon a qualifying separation event. In addition, our executives’ RSU awards granted after 2015 and all performance-based equity awards only vest following a qualifying termination after a change in control, as described further beginning on page 44 herein. Our CIC Severance Plan also includes a double trigger provision with respect to the cash awards and other benefits specified thereunder.

E X E C U T I V E   C O M P E N S A T I O N

3 4

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

The TASC acquisition constituted a change in control under the CIC Severance Plan. As a result, Mr. Smeraglinolo received severance benefits under this plan in 2016 following his separation from Engility.

Messrs. Hynes and Rehberger are parties to legacy employment agreements with TASC that were assumed by the Company in the TASC acquisition. In the event of an involuntary employment termination without “cause” or for “good reason” (each as defined in the employment agreements), Messrs. Hynes and Rehberger would be entitled to severance benefits equal to 1.5 times base salary and average annual bonus for the two preceding fiscal years, as well as a lump sum payment to cover 18 months of COBRA premiums for continued participation in the Company’s health and welfare plans. They would also receive a pro rata bonus for their service period during the year of termination.

For information on the amounts that would be payable under these plans and otherwise upon a change in control, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination” beginning on page 44 herein. There are no tax gross-ups on any of these severance benefits.

Compensation Decision-Making Process

Key Participants; Roles and Responsibilities

Role of the Compensation Committee

Our executive compensation program is administered by the Committee, which is ultimately responsible for the review and approval of compensation for our CEO and all Executive Officers that report directly to the CEO. Key areas of responsibility for the Committee are described in “Corporate Governance—Committees of the Board of Directors—Compensation Committee” beginning on page 12 herein.

Role of Management and Our Chief Executive Officer

Management provides the Committee with data, analysis and suggested plan designs to ensure that Engility’s compensation program aligns with and supports the Company’s business objectives. Our CEO annually reviews the NEOs’ performance and recommends salary adjustments, annual incentive award targets and long-term incentive award values. Our CEO has no role in her compensation.

Role of the Compensation Consultant

The Committee selects and compensates an independent consultant to advise it on matters concerning executive and director compensation. Since 2012, the Committee has retained FW Cook as its independent compensation consultant. To maintain its independence, FW Cook performs no other services for the Company. In February 2016, the Committee formally assessed FW Cook’s independence and concluded that there was no other relationship that raised a conflict of interest or impaired FW Cook’s independence.

Use of Market Data and Competitive Compensation Positioning

Setting Median Compensation Benchmarks

The Committee uses data collected from the annual proxy statements of our Total Compensation Peer Group (see below) as well as industry surveys (collectively, “market data”) to define an approximate base salary median for each NEO position. The Committee regards compensation within 15% above or below median as competitive. The Committee also looks to set target TDC within 15% of the medians established by market data for each NEO position. Market data benchmarks, however, may not always account for our NEOs’ specific responsibilities and, thus, may fail to accurately assess the competitiveness of the compensation. Accordingly, our NEOs may be compensated below or above benchmark levels based on other considerations, including whether they perform duties beyond those typical for their position.

E X E C U T I V E   C O M P E N S A T I O N

3 5

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Total Compensation Peer Group

For 2016, we used the below comparator group of peer companies as a key input when making compensation decisions.

2016 Total Compensation Peer Group
AAR Corporation	Harris Corporation	MAXIMUS Inc.
Booz Allen Hamilton Holding Corp.	ICF International, Inc.	Science Applications International Corporation
CACI International Inc.	Kratos Defense & Security Solutions, Inc.	Tetra Tech, Inc.
CAE Inc.	Leidos, Inc.	Unisys Corporation
Cubic Corporation	ManTech International Corp.	Vectrus, Inc.

Specifically, our peer group was used:

•	To assess the competitiveness of total direct compensation awarded to senior executives;

•	To evaluate share utilization by reviewing overhang levels and annual run rate;

•	To benchmark the form and mix of incentive compensation awarded to employees;

•	To benchmark share ownership guidelines;

•	To examine whether executive compensation programs are aligned with competitive market practices and Company performance; and

•	As an input in designing compensation plans, benefits and perquisite programs.

Additional Information

Executive Stock Ownership Guidelines

We use the following stock ownership guidelines for executives, including our NEOs, to align executives’ long-term financial interests with those of our stockholders.

Executive	Value of Common Stock To Be Owned
Chief Executive Officer	6 times base salary
Senior Vice Presidents and above (other than the CEO)	3 times base salary

Shares that count towards compliance with the guidelines include:

•	Shares owned individually by the executive or jointly by the executive and his or her spouse;

•	Shares held in a trust established by the executive for the benefit of the executive or his or her family members;

•	Shares of equity-based instruments (excluding stock options) that vest solely based on time;

•	Shares of vested deferred stock units; and

•	Shares held in the Engility 401(k) plan account.

Until they satisfy their applicable ownership guideline, executive officers are required to retain 50% of their vested net shares (after settlement of taxes) acquired pursuant to the Company’s LTIP.

E X E C U T I V E   C O M P E N S A T I O N

3 6

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Trading Controls and Prohibition on Speculative Transactions

Our NEOs must receive permission from the General Counsel’s office prior to entering into any transactions in Company securities, including any pledge of securities. Generally, trading is permitted only during announced trading periods. All Company employees are prohibited from entering into hedging transactions, or engaging in speculative transactions in our stock such as the use of puts, calls and short sales.

Timing of Equity Grants

We typically determine annual executive equity compensation awards each year at a pre-determined February or March meeting of our Committee or a subcommittee thereof. We have policies and controls to avoid the appearance of impropriety with respect to the timing of executive equity compensation awards.

Executive Compensation Recovery Policy

In April 2013, the Board adopted a policy providing for recoupment of performance-based compensation from our executive officers and chief accounting officer (each, a “Covered Officer”) in the event of a material restatement of the Company’s financial results. In such a situation, the Board will review all incentive compensation received by each Covered Officer that was based on the Company’s financial performance during the fiscal periods materially affected by the restatement. If the Board determines that such compensation would have been lower based on the restated results, the Board will, to the extent permitted by law, seek recoupment of any compensation that it deems appropriate from each Covered Officer.

Tax Considerations

Section 162(m) of the Code generally limits tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year compensation becomes taxable to the executive, subject to an exception for performance-based compensation that meets specific requirements. The Committee considers the effect of this rule when developing and implementing its executive compensation programs; however, the Committee reserves the right to provide compensation that is not tax deductible if it believes the value in doing so outweighs the value of the lost tax deduction. We anticipate that payments under the AICP and qualifying performance-based awards under the LTIP are deductible by the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Engility Holdings, Inc.

Compensation Committee

William G. Tobin (Chairman)

David A. Savner

Steven A. Denning

Peter A. Marino

The foregoing Report of the Compensation Committee shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

E X E C U T I V E   C O M P E N S A T I O N

3 7

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Tabular Executive Compensation Disclosure

2016 Summary Compensation Table	38
2016 Grant of Plan-Based Awards	40
Outstanding Equity Awards at 2016 Fiscal Year-End	41
2016 Option Exercises and Stock Vested	43
Potential Payments Upon Change in Control/Employment Termination	44

2016 Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to our NEOs in 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Current Executive Officers
Lynn A. Dugle(4) Chief Executive Officer	2016	692,308	425,000	3,349,985	740,000	79,520	5,286,813
Wayne M. Rehberger(5) Senior Vice President and Chief Financial Officer	2016	450,000	–	731,087	400,000	32,591	1,613,678
	2015	456,923	–	1,378,274	596,250	15,336	2,446,783
John P. Hynes, Jr.(5) President and Chief Operating Officer	2016	641,346	–	1,267,209	225,000	28,708	2,162,263
	2015	623,077	–	2,205,219	845,000	11,741	3,685,037
Thomas O. Miiller Senior Vice President, General Counsel and Corporate Secretary	2016	450,002	–	584,879	250,000	188,809	1,473,690
	2015	439,425	–	558,273	357,752	740,773	2,096,223
	2014	346,539	–	388,182	358,563	30,922	1,124,206
Susan M. Balaguer(4) Senior Vice President and Chief Human Resources	2016	222,308	–	440,018	140,000	15,779	818,105
Former Executive Officers
Anthony Smeraglinolo(6) Former President and Chief Executive Officer	2016	215,385	–	–	–	6,186,853	6,402,237
	2015	796,154	–	5,268,046	1,060,000	1,492,706	8,616,906
	2014	675,000	–	1,552,772	1,156,712	50,317	3,434,801
Kirk G. Dye(7) Former Senior Vice President, Human Capital Strategies	2016	325,000	–	512,402	168,090	118,309	1,123,801
	2015	326,442	–	796,314	322,969	226,347	2,307,332
	2014	282,635	–	207,865	297,440	95,843	883,783

(1)  Represents the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the applicable vesting period. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 8 to the Company’s consolidated and combined financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Company grants RSUs under the Equity Plan. For a discussion of the general terms of our RSU grants, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards” and “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

       Amounts also include the grant date fair value of performance units granted in 2016 under the Equity Plan calculated in accordance with FASB ASC Topic 718 and consistent with the estimated aggregate compensation cost to be recognized over the performance period. With respect to performance units granted in 2016, assuming the highest level of performance conditions will be achieved, the value of the award at the grant date (i.e., maximum potential shares multiplied by the fair value per share on the date of grant) for each of our NEOs was as follows: Ms. Dugle: $2,940,000; Mr. Rehberger: $955,400; Mr. Hynes: $1,656,020; Mr. Miiller: $764,338; Ms. Balaguer: $407,998; and Mr. Dye: $439,181. For a general discussion of the terms of our performance unit awards, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2016 LTIP Grants.”

       Pursuant to the Company’s Equity Compensation Award Policy, the Committee typically approves the annual equity grants for the Company’s employees and executive officers at a March meeting of the Compensation Committee. For 2016, that meeting and the approvals occurred on March 7-8, 2016. At that time, however, the Company had insufficient equity available under its existing equity plan to fully fund the value of awards approved by the Committee. As a result, the grant of performance unit awards for each of Messrs. Hynes, Rehberger and Miiller was delayed until approval by the shareholders of an amended and restated equity plan, which occurred on May 26, 2016. In addition, the grant of RSU awards for all eligible employees occurred on April 15, 2016, to allow additional time for the Company’s management to verify the number of awards available for grant under the existing equity plan. In each case, however, the number of performance unit and RSU grants were determined based on the closing price of the Company’s stock on the March 8, 2016, the date that the Committee approved the awards. For the purposes of this table the awards values are presented based on their fair market value on their respective grant dates.

E X E C U T I V E   C O M P E N S A T I O N

3 8

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

The Company cautions that the amounts reported for these awards may not represent the amounts that the NEOs will actually realize from the awards. SEC rules require the 2016 Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. For example, amounts shown as 2016 compensation in the “Stock Awards” column reflect the value of performance unit awards granted in March, April and May 2016 even though the values actually received by the NEOs will not be determined until after the 3-year performance period. As a result, whether, and to what extent, a NEO realizes value will depend on the Company’s performance and stock price, as well as that NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the “Outstanding Equity Awards at 2016 Fiscal Year-End” table beginning on page 41 of this proxy statement.

To see the value actually received upon vesting of RSUs, performance shares, performance retention awards and stock options by the NEOs in 2016, refer to the “2016 Option Exercises and Stock Vested” table on page 43 of this proxy statement.

(2)	2016 amounts represent cash awards earned under the Cash Plan, although the actual payments were made in 2017. See “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Two: Annual Incentive Awards.”
(3)	The following table describes each component of the “All Other Compensation” column in the 2016 Summary Compensation Table above for 2016.

Name	Executive Life Insurance(a) ($)	Executive Medical Benefits(b) ($)	Dividends Paid on Vested RSUs(c) ($)	Financial Planning (d) ($)	Group Term Life(e) ($)	Severance(f) ($)	Term Payout(g) ($)	Other(h) ($)	Total ($)
Lynn A. Dugle	1,167	–	–	–	7,740	–	–	70,613	79,520
Wayne M. Rehberger	1,556	4,625	–	16,094	10,316	–	–	–	32,591
John P. Hynes, Jr.	1,211	1,500	–	16,342	9,655	–	–	–	28,708
Thomas O. Miiller	1,556	4,625	155,697	16,615	10,316	–	–	–	188,809
Susan M. Balaguer	908	4,625	–	9,104	1,142	–	–	–	15,779
Anthony Smeraglinolo	–	4,625	639,229	16,615	4,158	5,517,160	5,065	–	6,186,853
Kirk G. Dye	1,556	4,625	90,740	16,615	4,773	–	–	–	118,309

(a)	Represents payments of premiums for executive life insurance.
(b)	Represents payments of premiums for an annual executive physical.
(c)	Represents special cash dividends paid or credited in connection with the TASC acquisition.
(d)	Represents payments for financial planning assistance.
(e)	Represents payments for group term life insurance.
(f)	For Mr. Smeraglinolo, represents payments equal to (i) the sum of his base salary and annual cash incentive bonus, averaged over the past 3 years, multiplied by a 3.0 severance multiple in accordance with the CIC Severance Plan, plus (ii) pro-rata bonus earned during fiscal year 2016.
(g)	For Mr. Smeraglinolo, represents payments for accrued and unused personal time off.
(h)	For Ms. Dugle, represents $46,863 in payments for housing and relocation expenses in connection with her appointment as Chief Executive Officer in March 2016 and $23,750 in cash paid in connection with her service on the Board prior to such appointment.

(4)	Ms. Dugle and Ms. Balaguer were not NEOs until the 2016 fiscal year. Therefore, compensation information is not provided for years prior to Ms. Dugle and Ms. Balaguer becoming NEOs. In connection with her appointment as Chief Executive Officer in March 2016, Ms. Dugle received a one-time sign-on bonus of $425,000, which was used by Ms. Dugle to purchase shares of Company common stock on the open market.

(5)	Messrs. Rehberger and Hynes were not NEOs until the 2015 fiscal year. Therefore, compensation information is not provided for the year prior to Messrs. Rehberger and Hynes becoming NEOs.

(6)	As disclosed in our Current Report on Form 8-K filed on March 1, 2016, effective February 29, 2016, Mr. Smeraglinolo stepped down from his position as President and Chief Executive Officer and resigned from the Board. As Mr. Smeraglinolo served as our principal executive officer during the 2016 fiscal year until such date, he remains an NEO for purposes of this proxy statement.

(7)	As disclosed in our Current Report on Form 8-K filed January 21, 2016, on that date, Mr. Dye stepped down from his position as Senior Vice President, Human Capital Strategies, to assume the position of Senior Vice President and Account Executive for our Federal Civilian Account. As a result, Mr. Dye no longer constitutes an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act. Because Mr. Dye’s total compensation earned during the 2016 fiscal year (in the aggregate as an executive officer and as a non-executive officer) would have placed him as one of our three most highly compensated executive officers (other than our principal executive officer, former principal executive officer and principal financial officer) but for the fact that he was not serving as an executive officer as of December 31, 2016, he remains an NEO for purposes of this proxy statement.

E X E C U T I V E   C O M P E N S A T I O N

3 9

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

2016 Grant of Plan-Based Awards

The following table summarizes awards made to our NEOs during the year ended December 31, 2016.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lynn A. Dugle	N/A		550,000	1,100,000	2,200,000
	3/21/16	2/27/16				20,451	81,803	163,606		1,470,000
	3/21/16	2/27/16							104,618	1,879,985
Wayne M. Rehberger	N/A		225,000	450,000	900,000
	5/26/16	3/8/16				5,117	20,467	40,934		477,700
	4/15/16	3/8/16							13,645	253,388
John P. Hynes, Jr.	N/A		325,000	650,000	1,300,000
	5/26/16	3/8/16				8,869	35,476	70,952		828,010
	4/15/16	3/8/16							23,651	439,199
Thomas O. Miiller	N/A		135,000	270,000	540,000
	5/26/16	3/8/16				4,094	16,374	32,748		382,169
	4/15/16	3/8/16							10,916	202,710
Susan M. Balaguer	N/A		102,000	204,000	408,000
	5/2/16	5/1/16				2,520	10,079	20,158		203,999
	5/2/16	4/1/16							11,661	236,019
Anthony Smeraglinolo	–	–	–	–	–	–	–	–	–	–
Kirk G. Dye	N/A		97,500	195,000	390,000
	4/15/16	3/8/16				2,956	11,825	23,650		219,590
	4/15/16	3/8/16							15,768	292,812

(1)  Amounts represent the threshold, target and maximum cash payout opportunities under the Cash Plan for fiscal year 2016. For a further discussion of the payout opportunities, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Two: Annual Incentive Awards.” An award payout is achieved under the Cash Plan if certain performance metrics are met. Actual payments under these awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2016 Summary Compensation Table. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Two: Annual Incentive Awards.”

(2)  Amounts represent the threshold, target and maximum payout opportunities for performance units granted under the 2016 LTIP. The performance units under the 2016 LTIP cliff vest after 3 years based on the Company’s performance relative to specified performance objectives at the end of a 3-year performance period beginning January 1, 2016. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2016 LTIP Grants—Performance Units Discussion.”

(3)  Amounts represent the grant of RSUs. Under the 2016 LTIP, RSUs generally vest ratably over a term of 3 years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. In addition to ratably-vesting RSUs, Ms. Dugle and Ms. Balaguer each also received in 2016 grants of RSUs that cliff vest after 2 years following their effective dates of appointment to the positions of Chief Executive Officer and Senior Vice President and Chief Human Resources, respectively. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—Executive Benefits and Perquisites—Perquisites.”

(4)  Represents the grant date fair value of the RSU awards and performance unit awards granted in 2016 and calculated in accordance with FASB ASC Topic 718.

E X E C U T I V E   C O M P E N S A T I O N

4 0

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested RSUs, performance shares, performance units and performance retention awards (“PRAs”) held by the Company’s NEOs at December 31, 2016.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Lynn A. Dugle	3/21/2016(3)					50,083	1,687,797
	3/21/2016(4)					54,535	1,837,830
	3/21/2016(5)							20,451	689,190
Wayne M. Rehberger	3/18/2015(4)					5,142	173,285
	3/18/2015(5)							1,928	64,976
	3/18/2015(6)							12,511	421,621
	4/15/2016(4)					13,645	459,837
	5/26/2016(5)							5,117	172,434
John P. Hynes, Jr.	3/18/2015(4)					8,227	277,241
	3/18/2015(5)							3,085	103,962
	3/18/2015(6)							20,018	674,590
	4/15/2016(4)					23,651	797,039
	5/26/2016(5)							8,869	298,885
Thomas O. Miiller	3/7/2014(4)					1,559	52,538
	3/7/2014(5)							9,352	315,162
	3/18/2015(4)					4,113	138,608
	3/18/2015(5)							1,543	51,984
	3/26/2015(6)							10,009	337,286
	4/15/2016(4)					10,916	367,869
	5/26/2016(5)							4,094	137,951
Susan M. Balaguer	5/2/2016(3)					4,941	166,512
	5/2/2016(4)					6,720	226,464
	5/2/2016(5)							2,520	84,916
Anthony Smeraglinolo	–	–	–	–	–	–	–	–	–
Kirk G. Dye	3/7/2014(4)					835	28,140
	3/7/2014(5)							5,008	168,770
	3/18/2015(4)					2,971	100,123
	3/18/2015(5)							1,114	37,540
	3/18/2015(6)							7,229	243,600
	4/15/2016(4)					7,884	265,691
	4/15/2016(7)					7,884	265,691
	4/15/2016(5)							2,956	99,626

(1)  The market value is based on the $33.70 closing price of our common stock on December 31, 2016, the last trading day of 2016, multiplied by the number of shares or units related to such award.

(2)  The amounts set forth in this column reflect each NEO’s target or threshold number (in accordance with footnote 5 of this table) of performance shares, performance units or PRAs, as applicable, multiplied by $33.70, the closing price of our common stock on December 31, 2016.

(3)  Represents RSUs that cliff vest 2 years after the grant date. RSU awards granted during 2015 and after may, at the discretion of the Compensation Committee, be settled in cash in an amount equal to the fair market value of the shares of our common stock that would have otherwise been issued upon settlement of the RSUs on each vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2016 LTIP Grants—Restricted Stock Units Discussion.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(4)  Represents RSUs that vest ratably over a term of 3 years from the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. RSU awards granted prior to 2015 automatically convert into one unrestricted share of common stock on each vesting date, while RSU awards granted during 2015 and after may instead, at the discretion of the Compensation Committee, be settled in cash in an amount equal to the fair market value of the shares of our common stock that would have otherwise been issued upon settlement of the RSUs on each vesting date. For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination or Termination of Employment—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

E X E C U T I V E   C O M P E N S A T I O N

4 1

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

(5)  Represents performance shares, performance units or PRAs, as applicable, that cliff vest 3 years after the grant date based on the Company’s performance relative to specified performance objectives at the end of a 3-year performance period beginning on January 1 of the year during which the award was granted. The number of shares of Company common stock that are ultimately vested and delivered to 2016 LTIP participants in respect of these performance units will vary from 0% to 250% of the target amount depending on the Company’s performance against a defined peer group, and the number of shares of Company common stock that are ultimately vested and delivered to 2016 LTIP participants in respect of these PRAs will vary from 0% to 200% of the target amount depending on the Company’s performance. In accordance with SEC rules, as a result of the Company’s performance during the 2016 fiscal year, the number of performance units reflected in the table above represents the threshold number of performance units (i.e., 25% of the target amount with respect to performance units granted in 2016 and 18.75% of the target amount with respect to performance units granted in 2015) that may be delivered to each of the NEOs. Performance below the threshold results in 0% of the target amount of performance units vesting. As a result of the TASC acquisition, which closed on February 26, 2015, and in accordance with the terms of the underlying performance share award agreements, the number of performance shares eligible to be delivered upon vesting in respect of performance shares granted in 2014 was reduced to the target amount of the award. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2016 LTIP Grants—Performance Units Discussion.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs and performance shares, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(6)  Represents PRAs that cliff vest 3 years after the grant date based on achieving reductions in the Company’s net debt to AEBITDA ratio. The PRAs may either settle in common stock or cash, at the discretion of the Compensation Committee. The maximum amount of cash and/or stock payable under the PRAs is capped at 200% of the target level and the minimum payout will be 50% of the target level. In accordance with SEC rules, as a result of the Company’s performance during the 2016 fiscal year, the amount of cash and/or stock payable under the PRAs reflected in the table above represents the threshold number of shares (i.e., 50% of the target level) that may be delivered to each of the NEOs. Performance below the threshold results in 0% of the target amount of shares vesting. PRA participants may be entitled to partial or full vesting of such awards upon the occurrence of certain events, including in connection with a change in control or such PRA holder’s death, disability and certain terminations or resignations of employment. For a discussion concerning the effect of a change in control or termination of employment on outstanding PRAs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

(7)  Represents RSUs that cliff vest 3 years after the grant date. RSU awards granted during 2015 and after may, at the discretion of the Compensation Committee, be settled in cash in an amount equal to the fair market value of the shares of our common stock that would have otherwise been issued upon settlement of the RSUs on each vesting date. For a further discussion, see “Executive Compensation—Compensation Discussion and Analysis—What We Pay and Why: Elements of Total Direct Compensation—TDC Element Three: Long-Term Incentive Awards—2016 LTIP Grants—Restricted Stock Units Discussion.” For a discussion concerning the effect of a change in control or termination of employment on outstanding RSUs, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

E X E C U T I V E   C O M P E N S A T I O N

4 2

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

2016 Option Exercises and Stock Vested

The following table provides information regarding the amounts received by our NEOs as a result of the vesting of RSUs and performance shares during the year ended December 31, 2016.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lynn A. Dugle	–	–
Wayne M. Rehberger	1,714	31,760
John P. Hynes, Jr.	2,742	50,814
Thomas O. Miiller	14,987	266,030
Susan M. Balaguer	–	–
Anthony Smeraglinolo	133,960	2,555,699
Kirk G. Dye	8,925	158,590

(1) Value realized on vesting is based on the closing price of our common stock on the date of vesting.

E X E C U T I V E   C O M P E N S A T I O N

4 3

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Potential Payments Upon Change in Control/Employment Termination

Effect of Change in Control or Termination of Employment Upon Equity Awards

The table below summarizes the effect of the following events upon outstanding equity awards issued to our NEOs.

Equity Award Type	Change in Control	Death/Disability	Qualified Retirement(1)	Termination by Company for Cause	Termination by Company Without Cause, Voluntary Termination With Good Reason	Resignation Prior to Vesting
RSUs

Immediate vesting of full award with respect to RSUs granted in 2015 and before; immediate vesting of full award upon a qualifying termination during the restricted period and following a change in control with respect to RSUs granted in 2016.

		Immediate vesting of full award.	Vesting continues as if the executive remained employed.	Forfeiture of full award.

Pro rata vesting through the date of termination; except that with respect to RSUs granted to Ms. Dugle, in the event of her termination by the Company without Cause or her resignation for any reason, such awards continue to vest according to their terms (provided that they were not granted within the 6-month period preceding such termination).

Forfeiture of full award.
Performance Units (other than PRAs)

Units eligible to vest at (i) target amount if less than 50% of the performance period is complete or (ii) based on actual performance measured at the date of the change in control, if 50% or more of the performance period is complete. (2) (3)

		Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.
PRAs	Units eligible to vest at target. (4)	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full Award; provided that the Compensation Committee has the discretion to provide for the vesting of all or a portion of the award.	Forfeiture of full award.	Vesting of 50% of the target award.	Forfeiture of full award.
Performance Shares

Shares eligible to vest at (i) target amount if less than 50% of the performance period is complete or (ii) based on actual performance measured at the date of the change in control, if 50% or more of the performance period is complete. (2) (3)

		Immediate vesting of full award at target amount.	If after the first anniversary of the grant date, vesting continues as if the executive remained employed. If prior to the first anniversary, forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.	Forfeiture of full award.

(1)  Qualified Retirement is defined as a termination of employment that satisfies all of the following: (a) the executive terminates employment more than 1 year after the grant date of the applicable equity award, (b) the executive terminates employment on or after attaining age 65 and completing at least 5 years of service (which must be continuous through the date of termination except for a single break in service that does not exceed 1 year in length), (c) the executive is not subject to termination for cause by the Company at the time of the employee’s termination and (d) the executive is available for consultation following the termination of employment at the reasonable request of the Company.

(2)  Vesting of the performance units or performance shares, as applicable, occurs (i) where the performance units or performance shares, as applicable, are not assumed, on the effective date of the change in control and (ii) where the performance units or performance shares, as applicable, are assumed, on the earlier of (A) the end of the 3-year performance period or (B) the date that the employment of the holder terminates for good reason or without cause (or, in the case of performance shares, as a result of the death, disability or qualifying retirement of the holder, as defined in the applicable award agreement).

(3)  For purposes of evaluating performance for any shortened performance period, appropriate adjustments to the performance targets, performance periods and the determination of actual performance will be made by the Compensation Committee to carry out the intent of the accelerated vesting provisions of the applicable performance share award agreement or performance unit award agreement, as applicable.

(4)  Vesting of the PRAs occurs (i) where the PRAs are not assumed, on the effective date of the change in control and (ii) where the PRAs are assumed, on the earlier of (A) the end of the 3-year performance period or (B) the date that the employment of the holder terminates for good reason or without cause.

E X E C U T I V E   C O M P E N S A T I O N

4 4

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Payments Upon Change in Control or Termination of Employment – Fiscal Year 2016

The following table summarizes the benefits in effect as of December 31, 2016, that the NEOs would receive assuming that a qualifying termination (i.e., a termination described in footnote 7 below) in connection with a change in control, death or disability, or a termination by the Company without cause, or a voluntary termination by the NEO for good reason, occurred on December 31, 2016. Payments under other plans that do not change as a result of a change in control or termination of employment are not included in this table. In addition, those payments that are available generally to salaried employees that do not discriminate in scope, terms or operation in favor of executive officers are also not included in this table.

Named Executive Officer	Qualifying Termination in Connection with a Change in Control(1) ($)	Death or Disability(2) ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
Lynn A. Dugle
Acceleration of Unvested Restricted Stock Units(3)(4)	3,525,627	3,525,627	–
Accrued dividends(5)	–	–	–
Acceleration of Performance Shares/Units(6)	2,756,761	–	–
Severance(7)	4,920,000	3,280,000	3,280,000
Medical Benefits(8)	–	–	–
Life Insurance Premiums(9)	3,501	2,334	3,501
Outplacement Benefits(10)	18,000	18,000	18,000
TOTAL	11,223,889	6,825,961	3,300,334
Wayne M. Rehberger
Acceleration of Unvested Restricted Stock Units(3)(4)	633,122	633,122	298,043
Accrued dividends(5)	–	–	–
Acceleration of Performance Shares/Units(6)	1,532,979	–	421,621
Severance(7)	2,844,375	1,896,250	1,896,250
Medical Benefits(8)	13,875	9,250	9,250
Life Insurance Premiums(9)	4,668	3,112	3,112
Outplacement Benefits(10)	18,000	18,000	18,000
TOTAL	5,047,019	2,559,734	2,646,276
John P. Hynes, Jr.
Acceleration of Unvested Restricted Stock Units(3)(4)	1,074,280	1,074,280	500,580
Accrued dividends(5)	–	–	–
Acceleration of Performance Shares/Units(6)	2,544,721	–	674,590
Severance(7)	2,962,500	1,777,500	1,777,500
Medical Benefits(8)	3,750	2,250	2,250
Life Insurance Premiums(9)	3,028	1,817	1,817
Outplacement Benefits(10)	18,000	18,000	18,000
TOTAL	6,606,278	2,873,847	2,974,736
Thomas O. Miiller
Acceleration of Unvested Restricted Stock Units(3)(4)	559,016	559,016	290,932
Accrued dividends(5)	229,674	229,674	229,546
Acceleration of Performance Shares/Units(6)	1,541,539	162,257	346,638
Severance(7)	1,930,263	1,158,158	1,930,263
Medical Benefits(8)	11,563	6,938	11,563
Life Insurance Premiums(9)	3,890	2,334	3,921
Outplacement Benefits(10)	18,000	18,000	18,000
TOTAL	4,293,944	2,136,376	2,830,863

E X E C U T I V E   C O M P E N S A T I O N

4 5

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Named Executive Officer	Qualifying Termination in Connection with a Change in Control(1) ($)	Death or Disability(2) ($)	Termination by Company without Cause, Voluntary Termination with Good Reason ($)
Susan M. Balaguer
Acceleration of Unvested Restricted Stock Units(3)(4)	392,976	392,976	137,024
Accrued dividends(5)	229,674	229,674	229,546
Acceleration of Performance Shares/Units(6)	339,662	–	–
Severance(7)	1,200,000	720,000	720,000
Medical Benefits(8)	11,563	6,938	11,563
Life Insurance Premiums(9)	2,270	1,362	2,288
Outplacement Benefits(10)	18,000	18,000	18,000
TOTAL	2,194,145	1,368,949	1,112,870
Anthony Smeraglinolo(11)
Acceleration of Unvested Restricted Stock Units(3)(4)	–	–	56,449
Accrued dividends(5)	–	–	–
Acceleration of Performance Shares/Units(6)	–	–	1,182,068
Severance(7)	–	–	5,517,160
Medical Benefits(8)	–	–	13,500
Life Insurance Premiums(9)	–	–	51,360
Outplacement Benefits(10)	–	–	18,000
TOTAL	–	–	6,838,537
Kirk G. Dye
Acceleration of Unvested Restricted Stock Units(3)(4)	659,644	659,644	216,152
Accrued dividends(5)	128,907	128,907	128,907
Acceleration of Performance Shares/Units(6)	1,054,473	168,770	412,370
Severance(7)	1,469,583	881,750	1,469,583
Medical Benefits(8)	11,563	6,938	11,563
Life Insurance Premiums(9)	3,890	2,334	3,890
Outplacement Benefits(10)	18,000	18,000	18,000
TOTAL	3,346,059	1,866,341	2,260,464

 (1)   In the event of a change in control, each NEO would be entitled to single trigger vesting of all outstanding RSUs granted prior to 2016 and double trigger vesting of all outstanding RSUs granted in 2016. As of December 31, 2016, the NEOs would be entitled to the following: Ms. Dugle: $3,525,627; Mr. Rehberger: $633,122; Mr. Hynes: $1,074,280; Mr. Miiller: $559,016; Ms. Balaguer: $392,976; and Mr. Dye: $659,644.

 (2)   As of December 31, 2016, none of the NEOs were eligible for a Qualified Retirement event.

 (3)   In the event of a change in control (with respect to RSUs granted prior to 2016), in the event the NEO’s employment terminates without cause or for good reason during any applicable restricted period and following a change in control (with respect to RSUs granted in 2016), or in the event the NEO’s employment terminates on account of death or disability, 100% of an NEO’s unvested RSUs will immediately vest. In the event the NEO’s employment is involuntarily terminated by the Company without cause, or if the NEO voluntarily terminates for good reason, then any unvested RSUs will vest pro rata in accordance with the time elapsed since grant. Additionally, pursuant to the terms of the waivers entered into by certain of the NEOs in connection with the TASC acquisition, in the event that the NEO’s employment is terminated by the Company without cause or voluntarily terminated by the NEO for good reason, all unvested RSUs will immediately vest and be settled in cash. In the event of any other termination of employment (except in the event of a qualified retirement, in which case any unvested RSUs will continue to vest as if the executive continued as an employee of the Company), the RSUs are forfeited. Accordingly, the RSUs are not quantified in the table above with respect to any termination of employment event other than in connection with a qualifying termination in connection with a change in control, death or disability, involuntary termination of employment without cause or voluntary termination for good reason.

        With respect to RSUs granted to Ms. Dugle in 2016, as discussed above under “—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards,” in the event that Ms. Dugle is involuntarily terminated by the Company without cause or if she voluntarily terminates for any reason, then any unvested RSUs not granted within the 6-month period prior to such termination will continue to vest in accordance with their terms. RSUs granted to Ms. Dugle within such 6-month period will be forfeited.

 (4)   The value attributable to the acceleration of unvested RSUs is based upon the number of unvested RSUs multiplied by the closing price of our common stock ($33.70) on December 31, 2016.

 (5)   Represents dividends on RSUs granted prior to the Spin-Off that were assumed by Engility and special cash dividends on RSUs and performance shares, granted subsequent to the Spin-Off and prior to the TASC acquisition, that were credited in connection with the TASC acquisition.

 (6)   The value attributable to the acceleration of unvested performance units granted in 2016 resulting from a termination in connection with a change in control is based on 100% of the target amount for such performance units (as less than 50% of the performance period would have elapsed at December 31, 2016, with respect to the performance units), the value attributable to the acceleration of unvested performance units (excluding PRAs) granted in 2015 resulting from a termination in connection with a change in control is based on 0% of the target amount for such performance units (as more than 50% of the performance period would have elapsed at December 31, 2016, with respect to the performance units other than PRAs), and the value attributable to the acceleration of unvested PRAs granted in 2015 resulting from a termination in connection with a change in control is based on 100% of the target amount for such PRAs (as PRAs are eligible to vest at target following the occurrence of a change in control regardless of the length of time elapsed between the grant date and the date of the occurrence of the change in control), in each case multiplied by the closing price of our common stock ($33.70) on December 31, 2016.

E X E C U T I V E   C O M P E N S A T I O N

4 6

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

        The value attributable to the acceleration of unvested performance shares granted in 2014 resulting from a termination in connection with a change in control is based on 100% of the target amount, multiplied by the closing price of our common stock ($33.70) on December 31, 2016. Further, because a change in control has occurred after the grant date of the 2014 performance shares (as a result of the TASC acquisition), the hypothetical death, disability, termination by the Company for cause or voluntary termination for good reason, in each case, of an NEO, would actually be treated as a qualifying termination in connection with a change in control, thereby entitling the applicable NEO to accelerated vesting of such awards to which an NEO would not otherwise be entitled had such hypothetical termination event occurred in the absence of the change in control. For additional details, see “Executive Compensation—Potential Payments Upon Change in Control/Employment Termination—Effect of Change in Control or Termination of Employment Upon Equity Awards.”

 (7)   Under the Engility Holdings, Inc. Severance Plan, our NEOs may receive a cash severance benefit in connection with a termination of employment by the Company without cause, a separation from service for good reason or a separation due to death or long-term disability. In such situations, the NEO will receive, in addition to accrued and unpaid benefits, an amount equal to his base salary and annual cash incentive bonus, averaged over the past 3 years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple. The severance multiple is 2 for the Company’s Chief Executive Officer and Chief Financial Officer and 1.5 for all other NEOs. In addition, an NEO is entitled to a pro rata portion of any bonus that would have otherwise been paid to the NEO had the NEO’s employment not terminated, based on the Company’s actual financial results. No amount is reflected in this table for this item, however, because the 2016 bonus has been reported in the 2016 Summary Compensation Table above. Under the CIC Severance Plan, our NEOs may receive a cash severance benefit for (i) a termination by the Company in connection with (or during a 2-year period following) a change in control, other than for cause, disability or death or (ii) a resignation for good reason by the NEO (provided that such resignation occurs within 6 months of the NEO first becoming aware of the existence of good reason). In such situations, the NEO will receive, in addition to any accrued and unpaid benefits, an amount equal to the sum of (i) his base salary and annual cash incentive bonus, averaged over the past 3 years, or such shorter period as the NEO has been with the Company, multiplied by the applicable severance multiple, and (ii) either (A) if determinable on the date of termination, the amount of the NEO’s bonus actually payable to him or (B) the NEO’s average bonus over the past 3 years, or such shorter period as the NEO has been with the Company, multiplied by the applicable bonus fraction. No amounts are reflected for the payments set forth in clause (ii) of the preceding sentence because the 2016 bonus has been reported in the 2016 Summary Compensation Table. The severance multiple is 3 for the Company’s Chief Executive Officer and Chief Financial Officer, and 2.5 for all other NEOs; the bonus fraction is equal to a fraction, the numerator of which is equal to the number of days the NEO was employed during the fiscal year in which the termination occurs and the denominator of which is equal to 365. There are no tax gross-ups on any benefits payable under the Severance Plan or the CIC Severance Plan. Receipt of these benefits is conditioned upon the NEO’s execution of a customary release of all claims against the Company, along with the NEO agreeing to certain restrictive covenants set forth in the Severance Plan or the CIC Severance Plan, as applicable, including: (i) a 1-year restriction on competing with the Company and its affiliates, (ii) a prohibition on disparaging the Company or its affiliates (in the case of our Severance Plan only) and (iii) an agreement not to disclose the confidential information of the Company and its affiliates. Severance payments set forth in the table above are based on the NEOs’ salaries as of December 31, 2016, as reported in the 2016 Summary Compensation Table beginning on page 38 of this proxy statement. Because a change in control has occurred within 2 years of December 31, 2016, the hypothetical terminations by the Company without cause or voluntary terminations with good reason for each of Messrs. Miiller and Dye set forth in the table above would be subject to the provisions of the CIC Severance Plan rather than the Severance Plan.

        Amounts listed under “Severance” for Messrs. Hynes and Rehberger represent amounts that each would earn under the Severance Plan or CIC Severance Plan, as applicable, which equal or exceed the amounts that they would receive under their respective legacy employment agreements with TASC (which were assumed by the Company in the TASC acquisition) in the event of a termination by the Company without “cause” or by the executive for “good reason” (as each term is defined in the employment agreements) or for a qualifying termination following a change in control.

 (8)   Both the Severance Plan and the CIC Severance Plan provide our NEOs and their spouses and dependents with continuing medical benefits after termination. Medical benefits are based on a multiple of the premiums paid by the Company in 2016, as set forth in the table to Note 3 of the 2016 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive medical benefits.

 (9)   Both the Severance Plan and the CIC Severance Plan provide our NEOs and their spouses and dependents with continuing life insurance coverage at the same benefit level as provided to the NEO prior to the change in control or termination, as applicable. Life insurance premiums are based on a multiple of the premiums paid by the Company in 2016, as set forth in the table to Note 3 of the 2016 Summary Compensation Table, to provide the NEO (and the NEO’s spouse and dependents, as applicable) with executive and group term life insurance.

 (10) Under both the CIC Severance Plan and the Severance Plan, our NEOs are entitled to reasonable outplacement services from a provider selected by the NEO and paid for by the Company. The amount disclosed represents the Company’s reasonable estimate of the cost to provide this benefit.

 (11) Mr. Smeraglinolo’s employment with the Company was terminated on March 31, 2016. The listed payments reflect amounts actually received by Mr. Smeraglinolo upon his termination.

E X E C U T I V E   C O M P E N S A T I O N

4 7

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance	51

This table includes information regarding the amount of our common stock beneficially owned as of March 31, 2017, by (i) each of our directors, (ii) each of our executive officers named in “Executive Compensation—Tabular Executive Compensation Disclosure—2016 Summary Compensation Table,” (iii) all of our directors and current executive officers as a group and (iv) each person or entity known to us to own more than 5% of our outstanding common stock. Percentage ownership calculations for beneficial ownership are based on 36,807,671 shares outstanding as of March 31, 2017.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and Named Executive Officers:
Named Executive Officers
Lynn A. Dugle (3)	27,540	**
John P. Hynes, Jr.	22,139	**
Wayne M. Rehberger	8,616	**
Thomas O. Miiller	28,444	**
Susan A. Balaguer (4)	1,679	**
Anthony Smeraglinolo	–	**
Kirk G. Dye	14,516	**
Directors
Peter A. Marino (5)(6)	26,161	**
Darryll J. Pines (7)	17,280	**
Anthony Principi (7)	17,280	**
Charles S. Ream (7)	14,630	**
David A. Savner (7)	15,993	**
John W. Barter, III (8)	12,142	**
William G. Tobin (7)(9)	17,296	**
Steven A. Denning (10)	–	**
David M. Kerko (11)	–	**
All directors and executive officers, as a group (14 persons) (12)	209,200	**
Other Stockholders:
Birch Partners, LP (13)	18,796,791	51.1%
FMR LLC (14)	2,937,663	8.0%
BlackRock, Inc. (15)	2,735,193	7.4%

(1)      Unless otherwise noted, the address for each listed director and executive officer is c/o Engility Holdings, Inc., 4803 Stonecroft Boulevard, Chantilly, VA 20151.

(2)      The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days after March 31, 2017 through the vesting and/or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person.

(3)      Includes 4,239 shares issuable upon settlement of RSUs that have vested but have not yet been delivered (which RSUs can be settled in shares of common stock or cash, at the sole discretion of the Compensation Committee of the Company (or a subcommittee thereof)).

S T O C K   O W N E R S H I P   O F   C  E R T A I N   B E N E F I C I A L   O W N E R S   A N D   M A N A  G E M E N T

4 8

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

(4)	Includes 1,679 RSUs scheduled to vest on May 2, 2017 (which RSUs can be settled in shares of common stock or cash, at the sole discretion of the Compensation Committee of the Company (or a subcommittee thereof)).

(5)	Includes 4,284 RSUs scheduled to vest on May 26, 2017 and 4,239 shares issuable upon settlement of RSUs that have vested but have not yet been delivered (which RSUs can be settled in shares of common stock or cash, at the sole discretion of the Compensation Committee of the Company (or a subcommittee thereof)).

(6)	Includes 16,425 shares held in a trust, of which Mr. Marino’s spouse (or her successors) is trustee, for the benefit of Mr. Marino’s spouse and children; Mr. Marino disclaims beneficial ownership of such shares.

(7)	Includes 4,248 RSUs scheduled to vest on May 26, 2017 and 3,706 shares issuable upon settlement of RSUs that have vested but have not yet been delivered (which RSUs can be settled in shares of common stock or cash, at the sole discretion of the Compensation Committee of the Company (or a subcommittee thereof)).

(8)	Includes 1,192 RSUs scheduled to vest on May 25, 2017 (which RSUs can be settled in shares of common stock or cash, at the sole discretion of the Compensation Committee of the Company (or a subcommittee thereof)).

(9)	Includes 16 shares held by Mr. Tobin’s spouse. Mr. Tobin disclaims beneficial ownership of such shares.

(10)	Mr. Denning is the Chairman and a Managing Director of GA. As discussed below in footnote 13, GA may be deemed, by virtue of its rights under the operating agreement of Birch GP, LLC, to share dispositive and/or voting power with respect to the shares of common stock held by Birch Partners, LP. Mr. Denning disclaims beneficial ownership of any such shares. The principal office address for Mr. Denning is c/o General Atlantic Service Company, LLC, 600 Steamboat Road, Greenwich, CT 06830. Mr. Denning has waived the right to receive any cash or equity compensation for his service on the Board.

(11)	Mr. Kerko has waived the right to receive any cash or equity compensation for his service on the Board.

(12)	Includes 28,575 shares issuable upon vesting of RSUs and 27,008 shares issuable upon settlement of RSUs that have vested but have not yet been delivered (which RSUs can be settled in shares of common stock or cash, at the sole discretion of the Compensation Committee of the Company (or a subcommittee thereof)). Does not include shares held by Messrs. Smeraglinolo and Dye, each of whom was not an executive officer as of March 31, 2017.

(13)	Information shown is based solely on information reported by each of Birch Partners, LP, KKR 2006 Fund L.P. and certain of its affiliates and General Atlantic LLC and certain of its affiliates on Schedules 13D filed with the SEC on March 5, 2015.

Birch Partners, LP directly owns 18,796,791 shares of the Company’s common stock. Birch GP, LLC (as the general partner of Birch Partners, LP) may be deemed to be the beneficial owner of the shares of the Company’s common stock beneficially owned by Birch Partners, LP, and Birch GP, LLC disclaims beneficial ownership of such shares. The members of Birch GP, LLC are KKR 2006 Fund L.P. (“KKR 2006”) and General Atlantic Partners 85, L.P. (“GAP 85”). The principal business address for Birch Partners, LP and Birch GP, LLC is c/o Kohlberg Kravis Roberts & Co., L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

An aggregate of 8,960,446 shares of the Company’s common stock held by Birch Partners, LP is economically attributable to KKR 2006, KKR Partners III, L.P., OPERF Co-Investment LLC and 8 North America Investor L.P. as a result of their limited partner interests in Birch Partners, LP and KKR 2006’s membership interests in Birch GP, LLC, the general partner of Birch Partners, LP.

Each of KKR 2006 (as holder of membership interests in Birch GP, LLC, the general partner of Birch Partners, LP), KKR Associates 2006 L.P. (“KKR Associates 2006”) (as the general partner of KKR 2006), KKR 2006 GP LLC (“KKR 2006 GP”) (as the general partner of KKR Associates), KKR Fund Holdings L.P. (“KKR Fund Holdings”) (as the designated member of KKR 2006 GP), KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) (as a general partner of KKR Fund Holdings), KKR Group Holdings L.P. (“KKR Group Holdings”) (as a general partner of KKR Fund Holdings and the sole shareholder of KKR Fund Holdings GP), KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings), KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group), KKR Management LLC (“KKR Management”) (as the general partner of KKR & Co.) and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management) may be deemed to share voting and dispositive power with respect to any shares of the Company’s common stock beneficially owned directly by Birch Partners, LP, and each disclaims beneficial ownership of such shares of the Company’s common stock. The address for KKR 2006, KKR Associates 2006, KKR 2006 GP, KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co., KKR Management and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

By virtue of the fact that (i) GAP 85 is a member of Birch GP, LLC and each of GAP 85, GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”) and GAPCO GmbH & Co KR (“KG”) (the “GA Funds”) are each limited partners of Birch Partners, LP, (ii) General Atlantic GenPar, L.P. (“GenPar”) is the general partner of GAP 85, (iii) General Atlantic LLC (“GA LLC”) is the general partner of GenPar and GAPCO CDA and the managing member of GAPCO III and GAPCO IV, (iv) GAPCO Management GmbH (“GmbH Management”) is the general partner of KG, and (v) the 25 managing directors of GA LLC, including Steven A. Denning (the “GA Managing Directors”), may be deemed to share voting and dispositive power with respect to shares and interests held by the GA Funds, and voting and disposition decisions with respect to interests held by the GA Funds are made by a portfolio committee of GA LLC comprising certain of the GA Managing Directors and officers of GA LLC, GA LLC, GenPar, GAP 85, GAPCO III, GAPCO IV, GAPCO CDA, KG and GmbH Management (the “GA Reporting Persons”) may be deemed to beneficially own, in the aggregate, 18,796,791 shares of the Company’s common stock. An aggregate of 8,960,446 shares of the Company’s common stock held by Birch Partners, LP is economically attributable to the GA Reporting Persons by virtue of the GA Fund’s limited partnership interests in Birch Partners, LP and GAP 85’s membership interests in Birch GP, LLC, the general partner of Birch Partners, LP. Each of the GA Reporting Persons disclaims beneficial ownership of such shares of the Company’s common stock.

Birch Partners, LP, Birch GP, LLC, KKR 2006 and certain of its affiliates and GAP 85 and certain of its affiliates may each be deemed to be a member of a group exercising voting and investment control over the shares of the Company’s common stock held by Birch Partners, LP. However, each such person disclaims membership in any such group.

The shares of the Company’s common stock reported above are subject to the provisions of the Stockholders Agreement, as more fully described under the heading “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

(14)

Information shown is based solely on information reported by FMR LLC on a Schedule 13G/A filed with the SEC on February 14, 2017, in which FMR LLC reported that it has sole dispositive power over 2,937,663 shares of common stock and sole voting power over 288,729 shares of common stock. Members of the Johnson family, including Abigail P. Johnson (Director, Chairman, and Chief Executive Officer of FMR LLC), are

S T O C K   O W N E R S H I P   O F   C  E R T A I N   B E N E F I C I A L   O W N E R S   A N D   M A N A  G E M E N T

4 9

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal office address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(15)	Information shown is based solely on information reported by BlackRock, Inc. on a Schedule 13G filed with the SEC on January 30, 2017, in which BlackRock, Inc. reported that it has beneficial ownership of 2,735,193 shares of common stock, including sole dispositive power over 2,735,193 shares of common stock and sole voting power over 2,687,474 shares of common stock. The principal office address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

S T O C K   O W N E R S H I P   O F   C  E R T A I N   B E N E F I C I A L   O W N E R S   A N D   M A N A  G E M E N T

5 0

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities.

The Company’s management coordinates the filing of Section 16 reports for each of its directors and executive officers. Due to an administrative oversight, (a) a late Form 4 report was filed on March 28, 2016 for Lynn A. Dugle regarding the acquisition of RSUs on March 21, 2016; (b) late Form 4 reports were filed on May 11, 2016 for each of Wayne M. Rehberger, Thomas O. Miiller, John P. Hynes, Jr. and Susan M. Balaguer regarding the acquisition of RSUs on April 15, 2016 (Messrs. Rehberger, Miiller and Hynes) and May 2, 2016 (Ms. Balaguer); and (c) a late Form 4 report was filed on June 7, 2016 for Richard B. Harkey regarding the acquisition of RSUs on April 15, 2016. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for the fiscal year ended December 31, 2016 pursuant to Rule 16a-3(e) of the Exchange Act and written representations from the Reporting Persons that all required reports had been filed, other than as set forth above, the Company believes that all Reporting Persons filed the required reports on a timely basis.

S T O C K   O W N E R S H I P   O F   C  E R T A I N   B E N E F I C I A L   O W N E R S   A N D   M A N A  G E M E N T

5 1

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required; Recommendation	52

Fees Paid to PricewaterhouseCoopers LLP	52

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	53

Audit Committee Report	53

Audit Committee Disclosures	53

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the matter.

Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the fiscal year ended December 31, 2016, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Vote Required; Recommendation

An affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on Proposal 2 is necessary to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017.

Fees Paid to PricewaterhouseCoopers LLP

In addition to retaining PricewaterhouseCoopers LLP to audit our financial statements for fiscal 2016, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with services rendered during the last 2 fiscal years.

Fee Category	Fiscal 2016	Fiscal 2015
Audit Fees	$2,494,400	$2,345,560
Audit-Related Fees	$17,500	–
Tax Fees	$35,600	$32,438
All Other Fees	$13,800	$1,800
TOTAL	$2,561,300	$2,379,798

P R O P O S A L   2   –   R A T I F I  C A T I O N   O F   I N D E P E N D E N T   R E G I S T E R E D    P U B L I C   A C C O U N T I N G   F I R M

5 2

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

The amounts shown above do not include PwC fees and expenses of approximately $75,460 in 2015 paid by the Engility Master Savings Plan (the “MSP”) for the audit of its financial statements. These services were rendered by PwC to the MSP and were billed directly to, and paid directly by, the MSP.

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For fiscal 2016, such fees are for audit services provided to one of our subsidiaries.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning.

All Other Fees consist of software license fees, and, for fiscal 2016, human resources benchmarking services.

In fiscal 2015 and 2016, no services other than those discussed above were provided by PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. PricewaterhouseCoopers LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by PricewaterhouseCoopers LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The Audit Committee is composed of “independent directors,” as defined in the NYSE listing standards (and who satisfy the heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules), and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and NYSE.

Audit Committee Disclosures

With respect to the fiscal year ended December 31, 2016, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has also reviewed the audited financial statements with its independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the

P R O P O S A L   2   –   R A T I F I  C A T I O N   O F   I N D E P E N D E N T   R E G I S T E R E D    P U B L I C   A C C O U N T I N G   F I R M

5 3

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the rules of the U.S. Securities and Exchange Commission (SEC), and other applicable regulations.

3.	The Audit Committee has also discussed with PwC the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

4.	The Audit Committee also reviewed and discussed together with management and PwC the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, filed by the Company with the SEC.

Engility Holdings, Inc.

Audit Committee

Charles S. Ream (Chairman)

Darryll J. Pines

Anthony Principi

David Savner

John W. Barter, III

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

P R O P O S A L   2   –   R A T I F I  C A T I O N   O F   I N D E P E N D E N T   R E G I S T E R E D    P U B L I C   A C C O U N T I N G   F I R M

5 4

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Vote Required; Recommendation	55

As described in this proxy statement under the caption “Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly-qualified executives by providing total compensation for each position that our Board and Chief Executive Officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our NEOs to achieve performance metrics related to company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short- and long-term strategic plans and to align the interests of our NEOs with the long-term interests of our stockholders.

Stockholders are urged to read the CD&A contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “Executive Compensation—Tabular Executive Compensation Disclosure—2016 Summary Compensation Table” and other related compensation tables and narrative disclosure which describe the compensation of our NEOs in fiscal 2016.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short- and long-term strategic objectives and that the compensation of our NEOs in fiscal 2016 reflects and supports these compensation policies and procedures.

As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is, hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Vote Required; Recommendation

An affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on Proposal 3 is necessary for approval. Abstentions will be equivalent to a vote against this proposal. Broker non-votes will have no effect on Proposal 3 because they are not considered shares entitled to vote. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

The Board unanimously recommends that stockholders vote “FOR” the non-binding, advisory vote on executive compensation.

P R O P O S A L   3   –   A D V I S O  R Y   V O T E   O N   E X E C U T I V E   C O M P E N S A T I O N

5 5

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

GENERAL INFORMATION

Other Business	56

Questions and Answers About the 2017 Annual Meeting and Voting	56

Delivery and Viewing of Proxy Materials	59

Annual Report	60

Where to Find Additional Information	60

Solicitation of Proxies	60

Other Business

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

Questions and Answers About the 2017 Annual Meeting and Voting

Q:	How do I attend the 2017 Annual Meeting?

A:	This year’s annual meeting will be virtual, conducted via live audio webcast, at 12:00 p.m., Eastern Daylight Time, on May 25, 2017, available at www.virtualshareholdermeeting.com/EGL2017. On the website, you can also vote your shares, access the proxy materials, submit questions in advance and learn more about our Company.

Q:	Who is entitled to vote?

A:	Only stockholders of record on our books at the close of business on Thursday, March 31, 2017 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on March 31, 2017, we had 36,807,671 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 4803 Stonecroft Boulevard Chantilly, VA 20151. If you would like to view the stockholder list, please call our Vice President, Deputy General Counsel and Assistant Corporate Secretary, Jon Brooks, at 703-633-8300 to schedule an appointment.

Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 31, 2016, are being made available to stockholders of record on or about April 12, 2017. We are making these materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about April 12, 2017, we mailed to all stockholders of record as of the Record Date the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

Q:	How do I vote?

A:

For Proposal 1 (election of four nominees as directors), you may vote “FOR” each of the nominees to the Board, or you may “WITHHOLD AUTHORITY.” A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3

G E N E R A L   I N F O R M A T I O N

5 6

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

(non-binding, advisory vote on executive compensation), you may vote “FOR” or “AGAINST” each proposal or abstain from voting on the proposal.

Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	By voting at the Annual Meeting;

•	By completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•	By making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your Notice of Proxy Availability; or

•	By voting on the Internet. To vote on the Internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or Internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 24, 2017, to be counted.

Street Name Holders: If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in street name; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you hold your shares in street name, the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of four nominees as directors) and Proposal 3 (non-binding, advisory vote on executive compensation) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) is a discretionary item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1 and 3 but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote (or, in the case of Proposal 1, not being votes cast), would not have any effect on the outcome of the vote on Proposals 1 or 3.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies (Mark Stechschulte and Elizabeth Scott) will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR the election of John W. Barter, III, Anthony Principi, Peter A. Marino and David A. Savner as directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

G E N E R A L   I N F O R M A T I O N

5 7

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017 (Proposal 2); and

•	FOR the non-binding, advisory vote on the compensation of the Company’s NEOs as disclosed in this proxy statement (Proposal 3).

If other matters properly come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.

Q:	What if I change my mind after I submit my proxy?

A:	You may revoke or revise your proxy at any time before it is exercised by (1) returning a signed proxy with a later date, (2) authorizing a new vote electronically through the Internet (including through participating in the Annual Meeting and voting your shares electronically during the Annual Meeting) or by telephone, or (3) delivering a written revocation of your proxy to our Senior Vice President, General Counsel and Corporate Secretary at 4803 Stonecroft Boulevard Chantilly, VA 20151 before your original proxy is voted at the Annual Meeting.

Your attendance at the Annual Meeting does not revoke your proxy. Unless you vote during the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote. If your shares are held through a broker, bank or other institution in street name, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Q:	How many shares must be present to hold the 2017 Annual Meeting?

A:	Presence by attendance at the Annual Meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Q:	How many votes are needed to approve each item?

A:	Proposal 1 (election of four nominees as directors) is an uncontested director election. Our Amended and Restated Bylaws require that each nominee be elected by a plurality of votes cast at any meeting for the election of directors at which a quorum is present. “WITHHOLD AUTHORITY” votes and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.

With respect to Proposal 2 (ratification of the selection of PricewaterhouseCoopers LLP) and Proposal 3 (non-binding, advisory vote on executive compensation), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2 and 3. Broker non-votes will have no effect on the results of Proposal 3 because they are not considered shares entitled to vote. However, regarding Proposal 2, the ratification of the appointment of our independent registered public accounting firm is considered a “routine” (or discretionary) item and brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions before the date of the Annual Meeting.

Q:	How do I submit a stockholder proposal for the 2018 Annual Meeting of Stockholders?

A:

The 2018 annual meeting of stockholders is expected to be held on or about May 24, 2018, although this date may change. Eligible stockholders interested in submitting a proposal, be it a nominee for director or otherwise, for inclusion in the proxy materials for the annual meeting of stockholders in 2018 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2018 annual meeting of stockholders, stockholder proposals must be received by the Company at 4803 Stonecroft Boulevard Chantilly, VA 20151, addressed to the Senior Vice President, General Counsel and Corporate

G E N E R A L   I N F O R M A T I O N

5 8

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

Secretary of the Company, not later than December 13, 2017. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2018 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s Amended and Restated Bylaws, summarized herein. In order for the proposal to be considered timely for the Company’s 2018 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 25, 2018, and not later than February 24, 2018); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last date a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by the Company’s Amended and Restated Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Company’s secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

Q:	Where do I find the voting results of the 2017 Annual Meeting?

A:	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the Annual Meeting. You can also go to our website at www.engilitycorp.com to access the Form 8-K.

Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.proxyvote.com, to register your consent to receive our annual report and this proxy statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work email addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding

G E N E R A L   I N F O R M A T I O N

5 9

E    N    G    I    L    I     T    Y       H    O    L    D    I    N    G    S     ,       I    N    C    .       |       P     R    O    X    Y       S    T    A    T    E    M     E    N    T

notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the 2016 Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time.

Annual Report

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, without exhibits. Please address all such requests to the attention of Jon Brooks, Vice President, Deputy General Counsel and Assistant Corporate Secretary, Engility Holdings, Inc., 4803 Stonecroft Boulevard Chantilly, VA 20151. Exhibits will be provided upon written request to Mr. Brooks and payment of an appropriate processing fee.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.engilitycorp.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Solicitation of Proxies

We will bear the cost of soliciting proxies. Proxies may be solicited by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER VIA THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

Thomas O. Miiller,
Senior Vice President, General Counsel and
Corporate Secretary

April 12, 2017

G E N E R A L   I N F O R M A T I O N

6 0

ENGILITY HOLDINGS, INC. 4803 STONECROFT BOULEVARD CHANTILLY, VA 20151

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EGL2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25459-P91870                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENGILITY HOLDINGS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
Vote on Directors				☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	John W. Barter, III
	02)	Anthony Principi
	03)	Peter A. Marino
	04)	David A. Savner
Vote on Proposals									For	Against	Abstain
2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017								☐	☐	☐
3.	Advisory vote to approve named executive officer compensation								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted "FOR" Items 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E25460-P91870

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) Mark Stechschulte and Elizabeth Scott, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Engility Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Daylight Time, on May 25, 2017, through a Virtual Shareholder Meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

V.1.2